Exhibit 10.1



                            STOCK PURCHASE AGREEMENT

                                 By and Between

                            FLEET BOSTON CORPORATION

                                       and

                         NORTH FORK BANCORPORATION, INC.

                            Dated as of March 5, 2000

                                TABLE OF CONTENTS

                                                                                                 Page

                                    ARTICLE I

                                   Definitions
Section 1.01      Definitions.......................................................................1

                                   ARTICLE II

                  Sale and Purchase of the Preferred Shares; Issuance of the Rights

Section 2.01      Sale and Purchase of the Preferred Shares.........................................6
Section 2.02      Issuance of the Rights............................................................7
Section 2.03      Closing...........................................................................7

                                   ARTICLE III

                         Representations and Warranties

Section 3.01      Representations and Warranties of the Company.....................................7
Section 3.02      Representations and Warranties of Purchaser......................................14

                                   ARTICLE IV

                      Additional Agreements of the Parties

Section 4.01      Taking of Necessary Action.......................................................17
Section 4.02      [Intentionally Omitted]..........................................................17
Section 4.03      Conduct of Business..............................................................17
Section 4.04      Transfer Restrictions............................................................18
Section 4.05      Financial Statements and Other Reports...........................................24
Section 4.06      Inspection of Property...........................................................25
Section 4.07      Compliance with Applicable Law; Information......................................26
Section 4.08      Legends..........................................................................27
Section 4.09      Lost, Stolen, Destroyed or Mutilated Securities..................................28
Section 4.10      Regulatory Matters...............................................................28


                                        i




Section 4.11      Access to Records and Information................................................29

                                    ARTICLE V

                                   Conditions

Section 5.01      Conditions of Purchase...........................................................30
Section 5.02      Conditions of Sale...............................................................32

                                   ARTICLE VI

                         Termination; Certain Covenants

Section 6.01      Termination......................................................................33
Section 6.02      Effect of Termination............................................................33
Section 6.03      Certain Fees.....................................................................34
Section 6.04      Sale of Branches.................................................................34
Section 6.05      Additional Rights................................................................34

                                   ARTICLE VII

                                  Miscellaneous

Section 7.01      Survival of Representations and Warranties.......................................35
Section 7.02      Notices..........................................................................35
Section 7.03      Entire Agreement; Amendment......................................................36
Section 7.04      Counterparts.....................................................................36
Section 7.05      Governing Law....................................................................36
Section 7.06      Public Announcements.............................................................36
Section 7.07      Expenses.........................................................................37
Section 7.08      Indemnification..................................................................37
Section 7.09      Successors and Assigns...........................................................39
Section 7.10      Captions.........................................................................39

EXHIBITS

         A    -  Form of Certificate of Designations
         B    -  Form of Rights Certificate
         C    -  Form of Registration Rights Agreement
         D    -  Branch Purchase Terms
         E    -  Conditions to Offer

                            STOCK PURCHASE AGREEMENT

              STOCK PURCHASE AGREEMENT, dated as of March 5, 2000, by and between FLEET BOSTON CORPORATION, a Rhode Island corporation (the "Purchaser"), and NORTH FORK BANCORPORATION, INC., a Delaware corporation (the "Company") (restated as of March 14, 2000). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

              WHEREAS, Purchaser has agreed to purchase, and the Company has agreed to sell, subject to the terms and conditions of this Agreement, shares of its Preferred Stock;

              WHEREAS, the Company has agreed to issue to Purchaser certain Rights to purchase shares of Common Stock of the Company;

              WHEREAS, the Company may (i) solicit proxies (the "Proxy Solicitation") from stockholders of Dime Bancorp, Inc., a Delaware corporation ("Dime"), against approval and adoption by such stockholders of the Agreement and Plan of Merger, dated as of September 15, 1999, by and between Dime and Hudson United Bancorp, a New Jersey corporation ("Hudson"), as amended and restated as of December 27, 1999 (the "Dime Merger Agreement"), and (ii) commence an exchange offer for outstanding shares of common stock of Dime, which the Company represents shall be on terms previously disclosed in writing to Purchaser (the "Offer"); and

              WHEREAS, the Company and Purchaser desire to set forth certain agreements herein.

              NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

              "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). To the extent that any such term is used in relation to or in connection with any statute and the definition of such term in such statute is broader or different, then, in such context, such term shall have the meaning set forth in such statute.

              "Ancillary Documents" shall mean the Certificate of Designations, the Registration Rights Agreement and the Rights Certificate.

              "Beneficially Own" and "Beneficial Owner" shall have the meanings set forth in Section 4.04(d).

              "BHC Act" shall have the meaning set forth in Section 3.01(a).

              "Branch Purchase" means the transaction contemplated by the Branch Purchase Agreement.

              "Branch Purchase Agreement" shall have the meaning set forth in
Section 6.04.

              "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

              "Certificate of Designations" shall have the meaning set forth in
Section 2.01.

              "Closing" and "Closing Date" shall have their meanings set forth in Section 2.03(a).

              "Code" means the United States Internal Revenue Code of 1986, as amended.

              "Common Stock" shall have the meaning set forth in Section 2.02.

              "Company Indemnitees" shall have the meaning set forth in Section 7.08(b).

              "Company Pension Plans" and "Company Plans" shall have the meanings set forth in Section 3.01(j).

              "Company Subsidiary" shall have the meaning set forth in Section 3.01(b).

              "Confidentiality Agreements" shall have the meaning set forth in
Section 7.06.

              "Designated Purchaser" shall have the meaning set forth in Section 4.04(c).

              "DGCL" shall mean the Delaware General Corporation Law.

              "Dime" shall have the meaning set forth in the Recitals hereto.

              "Dime/Hudson Period" shall have the meaning set forth in Section 4.04(e).

              "Dime Merger Agreement" shall have the meaning set forth in the Recitals hereto.

              "Dime Voting Securities" shall have the meaning set forth in
Section 4.04(e).

              "Disposition" shall have the meaning set forth in Section 4.04(a).

              "ERISA" shall have the meaning set forth in Section 3.01(j).

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "FDIC" shall mean the Federal Deposit Insurance Corporation.

              "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

              "GAAP" means generally accepted accounting principles in the United States of America.

              "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign.

              "Hudson" shall have the meaning set forth in the Recitals hereto.

              "Hudson Voting Securities" shall have the meaning set forth in
Section 4.04(e).

              "Indemnified Party" shall have the meaning set forth in Section 7.08(c).

              "Indemnifying Party" shall have the meaning set forth in Section 7.08(c).

              "Investment" shall have the meaning set forth in Section 4.10(a).

              "Loss" shall have the meaning set forth in Section 7.08(a).

              "Material Adverse Effect" shall mean a material adverse effect on
(i) the financial condition, results of operations, assets, liabilities or business of the Company and the Company Subsidiary taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement, the Ancillary Documents or the Branch Purchase Agreement or (iii) the validity or enforceability of this Agreement, any of the Ancillary Documents or the Branch Purchase Agreement or the rights or remedies of Purchaser hereunder and thereunder.

              "NFB Group" shall have the meaning set forth in Section 3.01(j).

              "NYSE" shall mean the New York Stock Exchange.

              "Offer" shall have the meaning set forth in the Recitals hereto.

              "Permitted Transferee" shall mean any Affiliate of Purchaser, provided that such Affiliate agrees in writing to be bound by the terms and conditions of Section 4.04.

              "Person" or "person" shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

              "Preferred Shares" shall have the meaning set forth in Section
2.01.

              "Proposed Dime Merger" shall mean the proposed merger of the Company and Dime contemplated by the Offer.

              "Proxy Solicitation" shall have the meaning set forth in the Recitals hereto.

              "Proxy Statement" shall have the meaning set forth in Section 3.02(h).

              "Purchase Notice" shall have the meaning set forth in Section 4.04(c).

              "Purchase Price" shall have the meaning set forth in Section 4.04(c).

              "Purchaser Indemnitee" shall have the meaning set forth in Section 7.08(a).

              "Purchaser Information" shall have the meaning set forth in
Section 3.02(h).

              "Registration Rights Agreement" shall mean the registration rights agreement to be executed by the Company and Purchaser at the Closing, which shall be in the form attached hereto as Exhibit C.

              "Regulatory Filings" shall have the meaning set forth in Section 3.02(h).

              "Reports" shall have the meaning set forth in Section 3.01(g).

              "Rights" shall have the meaning set forth in Section 2.02.

              "S-4" shall have the meaning set forth in Section 3.02(h).

              "Sale Closing Date" shall have the meaning set forth in Section 4.04(c).

              "Sale Notice" shall have the meaning set forth in Section 4.04(c).

              "Sale Securities" shall have the meaning set forth in Section 4.04(c).

              "Schedule TO" shall have the meaning set forth in Section 3.02(h).

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "SEC" shall mean the United States Securities and Exchange Commission.

              "Seller" shall have the meaning set forth in Section 4.04(c).

              "Standstill Period" shall have the meaning set forth in Section 4.04(d).

              "Subsidiary" shall mean, with respect to any corporation (the "parent") any other corporation, association or other business entity of which more than 50% of the shares of the voting stock are owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

              "Termination Fee" shall have the meaning set forth in Section
6.03.

              "Transaction Filings" shall have the meaning set forth in Section 3.02(h).

              "Voting Securities" shall have the meaning set forth in Section 4.04(d).

                                   ARTICLE II

                   Sale and Purchase of the Preferred Shares;
                             Issuance of the Rights

              Section 2.01 Sale and Purchase of the Preferred Shares. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing provided for in Section 2.03 hereof, the Company will sell to Purchaser, and Purchaser will purchase from the Company, 250,000 shares of its 7.5% Series B Non-Cumulative Convertible Preferred Stock, par value $1.00 per share and liquidation preference $1,000.00 per share (the "Preferred Shares"), together with the Rights, for an aggregate purchase price (such purchase price to be allocated between the Preferred Shares and the Rights as Purchaser shall reasonably determine) of $250,000,000. The Preferred Shares will have the designation, relative rights, preferences and limitations set forth in the Company's Restated Certificate of Incorporation and the Certificate of Designations in the form attached hereto as Exhibit A (the "Certificate of Designations").

                  Section 2.02 Issuance of the Rights. Subject to all of the terms and conditions of this Agreement, at the Closing provided for in Section
2.03 hereof, the Company shall issue to Purchaser stock purchase rights ("Rights") to purchase 7,500,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The terms and provisions of the Rights shall be as set forth in the form of Rights Certificate attached hereto as Exhibit B.

                  Section 2.03 Closing. (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Preferred Shares hereunder and the issuance of the Rights (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, at Four Times Square, New York, New York, or another mutually agreed location, on the date when the condition set forth in Section 5.01(i) hereof shall have been satisfied (the "Closing Date").

                           (b) At the Closing: (i) the Company will deliver to
Purchaser certificates for the Preferred Shares registered in the name of Purchaser; (ii) the Company will deliver to Purchaser certificates for the Rights registered in the name of Purchaser; (iii) Purchaser, in full payment for the Preferred Shares, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of the purchase price to be paid hereunder pursuant to Section 2.01; and (iv) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V hereof.


                                   ARTICLE III

                         Representations and Warranties

                  Section 3.01 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Purchaser as follows:

                           (a) Organization and Good Standing of the Company.
The Company is a corporation registered as a bank holding company under the Bank

Holding Company Act of 1956, as amended the ("BHC Act"), is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not have a Material Adverse Effect.

                  (b) Organization and Good Standing of Company Subsidiaries. The only "significant subsidiary" of the Company within the meaning of Regulation S-X promulgated by the SEC is North Fork Bank (together with its Subsidiaries, the "Company Subsidiary"). Except for directors' qualifying shares, the Company owns, directly or indirectly, all the shares of outstanding capital stock of the Company Subsidiary. Other than as disclosed in Section 3.01(e) and other than pursuant to this Agreement and the Ancillary Documents,
(i) no equity securities of the Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company Subsidiary and (iii) there are no contracts, commitments, understandings or arrangements by which the Company Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of the Company Subsidiary owned by the Company are duly and validly authorized, fully paid and (subject to applicable law) non-assessable and are owned by it free and clear of any claim, lien, encumbrance, agreement or preemptive rights with respect thereto. North Fork Bank is a banking corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so authorized, licensed or qualified in any such jurisdiction would not have a Material Adverse Effect. The deposits of North Fork Bank are insured by the FDIC to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder.

                           (c) Authorization; No Conflicts. The Company has full
corporate power and authority to enter into this Agreement, the Ancillary Documents to which it is a party and the Branch Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Document and the consummation of the transactions contemplated hereby and thereby has been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company or the Company Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement and each Ancillary Document and the transactions contemplated hereby and thereby. This Agreement and each Ancillary Document have been duly and validly executed and delivered by the Company. This Agreement and each Ancillary Document constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement, the Ancillary Documents and the Branch Purchase Agreement, the consummation of the transactions by the Company contemplated hereby and thereby and the compliance by the Company with any of the provisions hereof and thereof (including, without limitation, the conversion provisions of the Preferred Shares) will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the restated certificate of incorporation, by-laws or other governing instrument of the Company or the certificate of incorporation, charter, by-laws or other governing instrument of the Company Subsidiary or (ii)(x) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or, (y) any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation, in the case of (x) or (y), applicable to the Company or the Company Subsidiary or their respective properties or assets, except for such conflicts, violations, breaches, defaults, terminations and accelerations which do not have, or could not be reasonably expected to have, a Material Adverse Effect.

                           (d) Consents. No consent, approval or order of, or
filing with, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents by the Company and the consummation of the transactions by the Company hereunder and thereunder.

                           (e) Capitalization. As of February 25, 2000, the
authorized capital stock of the Company consisted of (i) 500,000,000 shares of Common Stock of which at such date 145,050,215 shares were issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, $1.00 par value, no shares of which were outstanding at such date. As of February 25, 2000, the Company held 130,816 shares of Common Stock in its treasury. As of February 25, 2000, there were 4,231,284 shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment and stock purchase plans and 31,000,000 shares reserved for issuance in connection with the closing of the Company's acquisition of JSB Financial, Inc. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. Other than as set forth in this subsection (e) or pursuant to this Agreement, the Certificate of Designations and the Rights, (i) no equity securities of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company and (iii) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

                           (f) Financial Statements. The Company has previously
delivered or made available to Purchaser copies of (a) the consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Company Subsidiary) as of December 31 for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in the Company's Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 1998, filed by the Company with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to the Company, and (b) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Company Subsidiary) as of September 30, 1999 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the nine-month period then ended as reported in the Company's Quarterly Report on Form 10-Q (as amended) for the quarter ended September 30, 1999 filed with the SEC under the Exchange Act. Such financial statements fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries (including the Company Subsidiary) as of the dates shown and the results of the consolidated operations, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries (including the Company Subsidiary) for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto.

                           (g) Reports. Since January 1, 1998, each of the
Company and the Company Subsidiary has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with
(i) the SEC under the Securities Act or the Exchange Act, (ii) the Federal Reserve Board, (iii) the FDIC and (iv) any applicable state securities or banking authorities (all such reports and statements are collectively referred to herein as the "Reports"). As of their respective dates, the Reports (including the Transaction Filings, other than with respect to Purchaser Information, as to which no representation is made) complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which they were filed and (i) with respect to Reports filed with the SEC, did not as of the date of filing thereof with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) with respect to all other Reports, are complete and accurate in all material respects as of their respective dates. There are no facts existing as of the date hereof peculiar to the Company or the Company Subsidiary which the Company has not disclosed in the Reports or to Purchaser in writing which, either individually or in the aggregate, would be likely to have a Material Adverse Effect, other than facts relating to the economic condition generally of the industry in which the Company and its Subsidiaries operate.

                           (h) Compliance with Applicable Law. (i) Each of the
Company and the Company Subsidiary holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and except as reflected in the Reports, is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any Federal, state or local governmental authority applicable to the Company or the Company Subsidiary, other than such defaults or violations that, either individually or in the aggregate, would not result in a material limitation on the conduct of the business of the Company or the Company Subsidiary and which would not otherwise have a Material Adverse Effect. No investigation or review by any Governmental Entity (other than judicial bodies with respect to matters identified pursuant to paragraph (i) below), with respect to the Company or the Company Subsidiary, is pending or, to the best knowledge of the Company, is presently threatened or contemplated, other than those the outcome of which would not have a Material Adverse Effect.

                           (ii) The Company hereby covenants and agrees that, for so long as this Agreement shall remain in effect, it shall, and shall cause its

         Subsidiaries, Affiliates, directors, officers and employees to, comply with all legal requirements (including those under the Exchange Act and the rules and regulations thereunder) that are applicable to the Company as a "bidder" within the meaning of Rule 14d-1(g)(2) under the Exchange Act with respect to the Offer and a "participant" within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act with respect to the Proxy Solicitation.

                           (i) Legal Proceedings. Except as set forth in the
Reports, neither the Company nor the Company Subsidiary is a party to any legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against the Company or the Company Subsidiary or to which any of their assets are subject (i) in which there is a reasonable probability of an adverse decision which either individually or in the aggregate would have a Material Adverse Effect, or (ii) relating to or which challenges the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents, and, to the best knowledge of the Company, there has not been threatened, any such proceeding, claim, action or governmental investigation against the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary is subject to any order, judgment or decree which has a Material Adverse Effect, or could reasonably have a Material Adverse Effect.

                           (j) ERISA. All "employee benefit plans", as defined
in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other stock option, bonus, incentive, severance or other benefit plan, program or arrangement (whether or not subject to ERISA), currently maintained or maintained since April 1, 1988, by either the Company or any companies which, with the Company, would be deemed to be a single employer under Section 414 of the Code (collectively, the "NFB Group") or for the benefit of NFB Group employees, are collectively, for purposes of this Agreement, referred to herein as the "Company Plans". All Company Plans which constitute employee "pension plans" as defined in Section 3(2) of ERISA are referred to herein as the "Company Pension Plans". No "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code), has heretofore occurred with respect to any Company Plan or any Company Pension Plan and no such prohibited transaction shall occur as a result of the execution and delivery of this Agreement, the Ancillary Documents and the Branch Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.

                           (k) Absence of Certain Changes. Except for
transactions contemplated by this Agreement and the Ancillary Documents, since September 30,

1999, the Company and the Company Subsidiary have conducted their respective businesses only in the ordinary course, consistent with prior practice, and there has not been (i) any change in the financial condition, results of operations, assets, liabilities or business of the Company and the Company Subsidiary which has had, or may have, a Material Adverse Effect or (ii) any damage, destruction, theft or other casualty loss (whether or not covered by insurance) which has had, or is likely to have, a Material Adverse Effect.

                           (l) Disclosure. Neither this Agreement, any Ancillary
Document nor any certificate or disclosure statement delivered by or on behalf of the Company in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                           (m) No Undisclosed Liabilities, etc. Neither the
Company nor its consolidated Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 3.01(f), except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect.

                           (n) Status of Securities. The Preferred Shares and
the Rights have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Preferred Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. When executed and delivered as contemplated by this Agreement, the Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Not less than 18,469,425 shares of Common Stock have been duly reserved for issuance upon the conversion of the Preferred Shares and the exercise of the Rights. When issued upon the conversion of the Preferred Shares or the exercise of the Rights, such shares of Common Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.

                           (o) Offering of Securities. Neither the Company nor
any Person acting on its behalf has offered the Preferred Shares or the Rights or any similar securities of the Company for sale to, solicited any offers to buy any of the

Preferred Shares or the Rights or any similar securities of the Company from or otherwise approached or negotiated with respect to any of the Preferred Shares or the Rights or any similar securities of the Company with any Person other than Purchaser. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Preferred Shares or the Rights under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of the Preferred Shares or the Rights to the registration requirements of the Securities Act.

                           (p) Brokers and Finders. Neither the Company nor any
Company Subsidiary nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

                           (q) Company Information. None of the information to
be contained in the Transaction Filings or Regulatory Filings (in each case, other than Purchaser Information, as to which no representation is made) will, in the case of the Proxy Statement, the Schedule TO or any amendments or supplements thereto, at the time such document is mailed, or in the case of the S-4, at the time it is declared effective by the SEC, or in the case of any other Transaction Filings or Regulatory Filings, at the time such filing is made, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. No report, schedule, proxy statement or other document filed by the Company with the SEC and incorporated by reference in any of the Transaction Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance in which they were made, not misleading. None of the information provided to Purchaser as contemplated by
Section 4.10 shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance in which they are made not misleading. The Schedule TO (other than with respect to Purchaser Information, as to which no representation is made) will comply with the applicable provisions of the Exchange Act, and the rules and regulations thereunder.

                  Section 3.02 Representations and Warranties of Purchaser. Purchaser represents and warrants to, and agrees with, the Company as follows:

                           (a) Organization. Purchaser is a corporation
registered as a bank holding company under the BHC Act, is duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder and thereunder.

                           (b) Authorization; No Conflicts. The execution and
delivery by Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and on or prior to the Closing Date the Ancillary Documents to which it is a party will be, executed and delivered on behalf of Purchaser and this Agreement is, and upon their execution on or prior to the Closing Date the Ancillary Documents to which it is a party will be, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms. The execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the compliance by Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event, which, with notice or lapse of time or both would constitute a default) under,
(i) any organizational document of Purchaser or (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument of Purchaser or, assuming that the clearances, filings, consents and approvals referred to in Section 3.02(c) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties other than any such conflict, violation, breach or default under clause (ii) which will not materially and adversely affect the consummation of the transactions contemplated hereby.

                           (c) Consents and Approvals. Except for the filing of
an application with the Federal Reserve Board under the BHC Act with respect to the acquisition of the Preferred Shares and Rights and the approval of such applications, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement by Purchaser and the consummation of the Investment by Purchaser hereunder.

                           (d) Securities Act. Purchaser is acquiring the
Preferred Shares and the Rights solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

                           (e) [Intentionally Left Blank]

                           (f) Access. Purchaser has been provided full access
to all information deemed relevant by Purchaser relating to its investment and the Company has made available to Purchaser the opportunity to ask questions and receive answers and to obtain information which the Company possesses or can acquire without unreasonable effort or expense.

                           (g) Brokers and Finders. Neither Purchaser nor any of
its officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

                           (h) Purchaser Information. None of the information
with respect to Purchaser and its Subsidiaries or any of their respective officers and directors which is provided to the Company by Purchaser or any of its representatives (collectively, "Purchaser Information") specifically for inclusion in the Company's proxy statement with respect to the Proxy Solicitation (the "Proxy Statement"), the Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto, the "Schedule TO"), the Registration Statement on Form S-4 with respect to the Offer (the "S-4") and any other filings (including filings under Rule 425 under the Securities Act and Rule 14a-12 under the Exchange Act) made by the Company with the SEC in connection with the Proxy Solicitation or the Offer (collectively, the "Transaction Filings"), or in any other document filed with any other regulatory agency in connection with the Offer or the regulatory approvals contemplated by Section 3.02(c) of this Agreement (the "Regulatory Filings"), will, in the case of the Proxy Statement, the Schedule TO or any amendments or supplements thereto, at the time that such document is mailed, or in the case of the S-4, at the time it is declared effective by the SEC, or in the case of any other Transaction Filings or Regulatory Filings, at the time such filing is made, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. No report, schedule, proxy statement or other document filed by Purchaser with the SEC and incorporated by reference in any of the Transaction Filings at the direction of or with the consent of Purchaser contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Schedule TO, with respect to the Purchaser Information, will comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder.


                                   ARTICLE IV

                      Additional Agreements of the Parties

                  Section 4.01 Taking of Necessary Action. Subject to the conditions set forth in Article V hereof, each of the parties hereto agrees to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Investment, the Ancillary Documents and the Branch Purchase Agreement. Without limiting the foregoing, the Company and Purchaser will, and the Company will cause the Company Subsidiary to, each use all reasonable efforts to make all filings and obtain all consents of Governmental Entities which may be necessary or, in the opinion of Purchaser or the Company, as the case may be, advisable for the consummation, effectiveness and issuance of the Investment, the Ancillary Documents, the Branch Purchase Agreement and the Preferred Shares, including, without limitation, any filings or consents that may be required to permit the conversion of the Preferred Shares or the exercise of the Rights.

                  Section 4.02   [Intentionally Omitted.]

                  Section 4.03 Conduct of Business. Except as otherwise required to perform its obligations under this Agreement, from the date hereof to the Closing Date, the Company shall, and shall cause the Company Subsidiary to:

                           (a) conduct its operations substantially in
accordance with its ordinary course of business and consistent with past practice;

                           (b) not do any other act which would cause any
representation or warranty in this Agreement or any Ancillary Document to be or become untrue in any material respect;

                           (c) not engage in any other act, other than in the
ordinary course of business and consistent with past practice, that would have a Material Adverse Effect; or

                           (d) not change the number of shares of the authorized
capital stock of the Company, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company or the Company Subsidiary, or any securities convertible into shares of such stock (except for grants of options to purchase Common Stock granted pursuant to a Company Plan) or declare, set aside or pay any extraordinary dividend or other extraordinary distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company.

                  Section 4.04 Transfer Restrictions. (a) Purchaser shall not sell, pledge, transfer or otherwise dispose of beneficial ownership of the Preferred Shares or the Rights or shares of Common Stock received upon conversion of the Preferred Shares or the exercise of the Rights to any Person (other than a Permitted Transferee) at any time prior to the first anniversary of the Closing Date, and then only in accordance with the transfer restrictions described in the next sentence and subject to the provisions in Section 4.04(c). Subject to Section 4.04(c), Purchaser shall not sell, pledge, transfer or otherwise dispose of beneficial ownership of any Preferred Shares or Rights or shares of Common Stock received by Purchaser upon the conversion of such Preferred Shares or the exercise of the Rights to any Person other than a Permitted Transferee (each such occurrence, a "Disposition"), in any transaction or series of transactions, if, at the time of agreement to effect such Disposition, to Purchaser's knowledge, such Person and its Affiliates then beneficially own, or as a result of such Disposition would beneficially own, as the case may be, 5% or more of the Common Stock, unless Purchaser shall have received the prior approval of the Board of Directors of the Company. NOTWITHSTANDING PURCHASER'S LACK OF KNOWLEDGE AS TO A TRANSFEREE'S VIOLATION OF THE PERCENTAGE OWNERSHIP LIMITATIONS OF THE PRECEDING SENTENCE, ANY PURPORTED TRANSFER IN VIOLATION OF THESE PROVISIONS SHALL BE VOID AND OF NO FORCE OR EFFECT.

                           (b) Notwithstanding paragraph (a) of this Section
4.04, (i) Purchaser and its Permitted Transferees may effect a Disposition of any or all of their Preferred Shares or Rights (subject to receipt of any required Federal Reserve Board approval for such disposition), or shares of Common Stock received upon conversion of the Preferred Shares or exercise of the Rights, by tendering such securities pursuant to any tender offer or exchange offer commenced by a third person which is favorably recommended by the Company or in connection with any merger or consolidation to which the Company is a party or pursuant to a plan of liquidation of the Company and (ii) on or after the first anniversary of the Closing Date, Purchaser and its Permitted Transferees may sell any or all of the shares of Common Stock received upon the conversion of the Preferred Shares or the exercise of the Rights in a widely distributed underwritten public offering.

                           (c) Right of First Refusal. (i) In addition to the
restrictions on transfer set forth in Section 4.04(a), neither Purchaser nor any Permitted Transferee (a "Seller") shall sell any Preferred Shares or any Rights unless it has complied with the provisions of this Section 4.04(c) prior to such sale. If a Seller desires to sell any Preferred Shares or any Rights, the Seller shall deliver written notice to the Company (a "Sale Notice") setting forth the number of Preferred Shares or Rights proposed to be sold (the "Sale Securities") and the material terms (including the price per Preferred Share or per Right, as the case may be, if the Preferred Shares or Rights are not then listed for trading on a national securities exchange or quoted on the Nasdaq National Market or actively traded in the over-the-counter market) on which the Seller proposes to sell such Sale Securities. The Company may elect to purchase, or arrange for the purchase by a designated purchaser (the "Designated Purchaser") of, all but not less than all of the Sale Securities covered by such Sale Notice by delivering written notice (a "Purchase Notice") to the Seller, within 10 days following its receipt of the Sale Notice, specifying a date for the closing of the purchase by the Company or the Designated Purchaser of the Sale Securities (the "Sale Closing Date"), which date shall be not less than 10 nor more than 30 days following the date of the Purchase Notice and which Purchase Notice shall indicate that there are no conditions or requirements for the purchase by the Company or the Designated Purchaser of all of the Sale Securities on the Sale Closing Date.

                           (ii) The closing for the purchase of the Sale Securities by the Company or the Designated Purchaser shall take place on the Sale Closing Date at the principal executive offices of the Company (or such other date and/or place as may be mutually agreed to by the parties to such transaction). At such closing, the Company, or the Designated Purchaser, shall deliver to the Seller the Purchase Price (as determined in accordance with subparagraph (iii) below) for the Sale Securities by wire transfer of immediately available funds to an account designated in writing by the Seller prior to the Sale Closing Date, against delivery by the Seller of certificates representing the Sale Securities, duly endorsed by the Seller.

                           (iii) The "Purchase Price" to be paid by the Company or the Designated Purchaser on the Sale Closing Date in consideration for the Sale Securities shall be as follows:

                                        (A) If the Sale Securities are listed or
                  admitted for trading on a national securities exchange or quoted by the Nasdaq National Market, then the Purchase Price with respect to the Sale Securities shall be the product of
                  (x) the aggregate number of Sale Securities and (y) the average of the last reported sale prices per Preferred Share or per Right of such Sale Security as reported in the principal consolidated transaction reporting system of the principal exchange on which such Preferred Shares or Rights are listed or admitted for trading, or, if no sale has occurred on any trading day, the mean of the last bid and asked price per Preferred Share or Right for such Sale Security, in any case, for the fifteen consecutive trading day period ending on the trading day immediately preceding the date of the Sale Notice; and

                                        (B) If the Sale Securities are not
                  listed or admitted for trading on a national securities exchange or quoted by the Nasdaq National Market, then the Purchase Price with respect to the Sale Securities shall be
                  (1) in the case of a Sale Notice with respect to a registered offering of Sale Securities (including pursuant to the Registration Rights Agreement), the aggregate fair market value of such Sale Securities as determined by a nationally-recognized investment banking firm mutually selected by the Company and the Seller using customary valuation methodologies, or (2) in the case of a Sale Notice with respect to a private sale by the Seller to a third party, the Purchase Price set forth in the Sale Notice.

                           (iv) If at the end of the 10-day period following the giving of the Sale Notice, the Company shall not have delivered a Purchase Notice to the Seller, the Seller shall have 60 days in which to sell the Sale Securities at the price and on the terms and conditions contained in the Sale Notice. Promptly after any sale pursuant to this Section 4.04(c), the Seller shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as the Company may reasonably request. If, at the end of such 60-day period, the Seller has not completed the sale of the Sale Securities, the Seller shall no longer be permitted to sell such Sale Securities pursuant to this Section 4.04(c) without again fully complying with the provisions of this Section 4.04(c).

                           (v) The provisions of this Section 4.04(c) shall not be applicable to any transfer of Preferred Shares or Rights from Purchaser to any Permitted Transferee or the Company, or from any Permitted Transferee to any other Permitted Transferee or Purchaser, provided that in any such transfer to a Permitted Transferee such Permitted Transferee must agree in writing to be bound by the applicable terms and conditions of this Agreement, including this
         Section 4.04(c).

                           (d) (i) Purchaser covenants to and agrees with the
Company that during the two-year period following the date of this Agreement (the "Standstill Period"), without the Company's prior written consent, neither Purchaser nor any of its Affiliates will, directly or indirectly:

                                        (A) In any way acquire, offer or propose
                  to acquire or agree to acquire Beneficial Ownership of any Voting Securities or any direct or indirect rights or options to acquire Beneficial Ownership of any Voting Securities other than those acquired by Purchaser or its Affiliates (x) from the Company pursuant to the terms of this Agreement, the Certificate of Designations and the Rights or pursuant to a stock split, stock dividend or similar corporate action initiated by the Company, or (y) in the ordinary course of business in a fiduciary or agency capacity and not for its own account;

                                        (B) Make any public announcement with
                  respect to (except as otherwise required by applicable law with respect to the acquisition, conversion or exercise, as the case may be, of the Preferred Shares and the Rights), or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal for, the acquisition of any Voting Securities or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of the Company, whether or not any parties other than Purchaser and its Affiliates are involved, and whether or not such proposal might require the making of a public announcement by the Company unless the Company shall have made a prior written request to Purchaser to submit such a proposal;

                                        (C) Seek or propose to influence,
                  advise, change or control the management, Board of Directors, governing instruments or policies or affairs of the Company by way of any public communication or communication with any Person other than the Company, or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities or become a "participant" in any "election contest" as such terms are defined and used in Rule 14a-11 under the Exchange Act) with respect to Voting Securities; provided, that nothing in this clause (C) shall prevent Purchaser or its Affiliates from voting any Voting Securities then Beneficially Owned by Purchaser or such Affiliates in any manner;

                                        (D) Deposit any Voting Securities in a
                  voting trust or subject any Voting Securities to any arrangement or agreement (other than this Agreement) with respect to the voting of such Voting Securities or other agreement having similar effect, except that Purchaser may grant any revocable proxy in connection with proxy solicitations under the Exchange Act;

                                        (E) Form or join a partnership, limited
                  partner ship, syndicate or other group (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities (other than a group of which only Purchaser and Purchaser's Affiliates are members); or

                                        (F) Make a request to amend or waive any
                  provision of this Section 4.04(d).

                           (ii) For purposes of this Section 4.04(d) and Section 4.04(e), a Person shall be deemed to "Beneficially Own" any securities of which such Person or any such Person's Affiliates is considered to be a "Beneficial Owner" under Rule 13(d)-3 under the Exchange Act as in effect on the date hereof or of which such Person or any of such Person's Affiliates or associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise and "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors or any securities which are convertible into, or exchangeable or exercisable for, any such shares, it being understood that the Preferred Shares and the Rights will at all times be considered for this purpose to be Voting Securities equal to the number of shares of Common Stock then issuable upon conversion of the Preferred Shares and exercise of the Rights represented thereby.

                           (e) (i) Subject to Section 4.04(e)(iii), Purchaser
covenants to and agrees with the Company that from and after the date hereof until December 31, 2001 (the "Dime/Hudson Period"), without the Company's prior written consent, neither Purchaser nor any of its Affiliates will, directly or indirectly:

                                        (A) In any way acquire, offer or propose
                  to acquire or agree to acquire Beneficial Ownership of any Dime Voting Securities or Hudson Voting Securities or any direct or indirect rights or options to acquire Beneficial Ownership of any Dime Voting Securities or Hudson Voting Securities other than those acquired in the ordinary course of business in a fiduciary or agency capacity and not for its own account;

                                        (B) Make any public announcement with
                  respect to, or submit to Dime or Hudson or any of their respective directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal for, the acquisition of any Dime Voting Securities or Hudson Voting Securities or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of Dime or Hudson, whether or not any parties other than Purchaser and its Affiliates are involved, and whether or not such proposal might require the making of a public announcement by Dime or Hudson;

                                        (C) Seek or propose to influence,
                  advise, change or control the management, Board of Directors, governing instruments or policies or affairs of Dime or Hudson, or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Dime Voting Securities or Hudson Voting Securities or become a "participant" in any "election contest" (as such terms are defined and used in Regulation 14A and Schedule 14A under the Exchange Act) with respect to Dime Voting Securities or Hudson Voting Securities; provided, that nothing in this clause (C) shall prevent Purchaser or its Affiliates from voting any Dime Voting Securities or Hudson Voting

                  Securities then beneficially owned by Purchaser or such Affiliate in any manner;

                                        (D) Deposit any Dime Voting Securities
                  or Hudson Voting Securities in a voting trust or subject any Dime Voting Securities or Hudson Voting Securities to any arrangement or agreement (other than this Agreement) with respect to the voting of such Dime Voting Securities or Hudson Voting Securities or any other agreement having similar effect; or

                                        (E) Form or join a partnership, limited
                  partnership, syndicate or other group (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Dime Voting Securities or Hudson Voting Securities (other than a group of which only Purchaser and Purchaser's Affiliates are members)]

                                        (F) prior to the termination of this
                  Agreement pursuant to Section 6.01, make a request to amend or waive any provision of this Section 4.04(e).

                           (ii) For purposes of this Section 4.04(e), "Dime Voting Securities" and "Hudson Voting Securities" shall mean at any time shares of any class of capital stock of Dime or Hudson, respectively, which are then entitled to vote generally in the election of directors or any securities which are convertible into, or exchangeable or exercisable for, any such shares.

                           (f) Purchaser shall not be deemed to have violated
any provision of Sections 4.04(d)(i) or 4.04(e)(i) by virtue of its compliance with its agreements and covenants contained in this Agreement or by reason of its acquisition of shares of capital stock or other securities of a Person which is not an Affiliate of Purchaser, the Company, Dime or Hudson if such Person holds Voting Securities, Dime Voting Securities or Hudson Voting Securities, as the case may be, at the time of Purchaser's acquisition. The prohibition contained in Section 4.04(e)(i) shall terminate immediately upon Purchaser, at any time after the termination of this Agreement pursuant to Section 6.01, (i) paying the Termination Fee to the Company pursuant to Section 6.03 hereof and
(ii) providing written notice to the Company stating that the Termination Fee has been paid and that Purchaser has elected to terminate the prohibitions contained in Section 4.04(e)(i) above.

                  Section 4.05 Financial Statements and Other Reports. The Company covenants that it will deliver to Purchaser:

                           (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries (including the Company Subsidiary) for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Company Subsidiary) as of the end of such quarterly period; provided however, that delivery pursuant to clause (iii) below of a copy of the Company's periodic report on Form 10-Q for such period filed with the SEC shall be deemed to satisfy the requirements of this clause (i);

                           (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the Company Subsidiary) as of the end of such fiscal year and the related consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal year, together with the audit report of KPMG LLP or other independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (ii); and

                           (iii) (a) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and (b) all such regular and periodic reports on Forms 10-K, 10-Q and 8-K (or similar or substitute forms) as it shall file with the SEC.

                  The obligations of the Company to deliver the materials described in clauses (i) through (iii) of this Section 4.05 to Purchaser shall continue in full force and effect until such time as Purchaser shall no longer own Preferred Shares or Rights convertible into or exercisable for shares of Common Stock, or shares of Common Stock issued upon exercise of the Rights or conversion of the Preferred Shares, in either case equal to at least 2% of the Common Stock then outstanding.

                  Section 4.06 Inspection of Property. (a) The Company covenants that it will permit representatives of Purchaser to visit and inspect, at Purchaser's expense, any of the properties of the Company, the Company Subsidiary or, to the extent applicable, Dime, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company, the Company Subsidiary and, to the extent applicable, Dime with the principal officers of the Company or Dime, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request.

                           (b) The provisions of paragraph (a) of this Section
4.06 shall terminate and no longer be of any effect from and after such time as Purchaser no longer beneficially owns any Preferred Shares or Rights convertible into or exercisable for shares of Common Stock, or shares of Common Stock issued upon the conversion of the Preferred Shares or the exercise of the Rights, in either case equal to at least 2% of the Common Stock then outstanding.

                  Section 4.07 Compliance with Applicable Law; Information. (a) Purchaser hereby covenants and agrees that, for so long as this Agreement shall remain in effect, it shall, and shall cause its Subsidiaries, Affiliates, directors, officers and employees to, comply with all legal requirements (including those under the Exchange Act and the rules and regulations thereunder) that would be applicable to Purchaser were it deemed to be a "bidder" within the meaning of Rule 14d-1(g)(2) under the Exchange Act with respect to the Offer and a "participant" within the meaning of Instruction 3 to
Item 4 to Schedule 14A under the Exchange Act with respect to the Proxy Solicitation, it being understood that Purchaser does not admit that it is a "bidder" with respect to the Offer or a "participant" with respect to the Proxy Solicitation.

                           (b) Immediately following the execution of this
Agreement, Purchaser shall cooperate with the Company with respect to the Company's preparation of the Schedule TO and any other Transaction Filings to be made by the Company in connection with the Proxy Solicitation and the Offer, and shall provide the Company with all information with respect to Purchaser and its Subsidiaries, Affiliates, directors, officers, employees and stockholders reasonably requested by the Company for inclusion in the Schedule TO or in any other such Transaction Filings in order to assure compliance with all applicable legal requirements including the rules of the SEC. Promptly following the completion of the preparation of the Schedule TO, each of the Company and Purchaser shall execute and file the Schedule TO with the SEC. Promptly following any request made by the Company or any of its representatives from time to time during the pendency of the Offer or the Proxy Solicitation, Purchaser shall provide the Company with all such information as shall be reasonably requested by the Company in connection with any filing of, or amendment or supplement to, any Transaction Filing in order to assure compliance with all applicable legal requirements including the rules of the SEC.

                  Section 4.08 Legends. (a) Purchaser acknowledges and agrees that as of the date hereof neither the Preferred Shares nor the Rights nor the securities issuable upon the conversion or exercise of the Preferred Shares and the Rights have been or will be registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. Purchaser acknowledges that, except as provided in the Ancillary Documents, Purchaser has no right to require the Company to register the Preferred Shares, the Rights, or the securities issuable upon the conversion or exercise of the Preferred Shares and the Rights. Purchaser further acknowledges and agrees that each certificate for the Preferred Shares and the Rights shall bear a legend substantially as set forth in paragraph (b) of this Section 4.08.

                           (b) Certificates for the Preferred Shares and the
Rights and any securities issued upon the conversion or exercise thereof shall bear legends in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER, VOTING AND OTHER PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF MARCH 5, 2000 BETWEEN THE COMPANY AND THE PURCHASER REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY. EXCEPT AS PROVIDED IN SUCH STOCK PURCHASE AGREEMENT, THE
SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ANY PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT.

                           (c) When issued pursuant hereto, the certificates
evidencing the Preferred Shares and the Rights shall also bear any legend required by any applicable state blue sky law.

                           (d) Any holder of Preferred Shares or Rights may
request the Company to remove any or all of the legends described in this
Section 4.08 from
the certificates evidencing such Preferred Shares or Rights, as the case may be, by submitting to the Company such certificates, together with an opinion of counsel to the effect that such legend or legends are no longer required under the Securities Act or applicable state laws, as the case may be.

                  Section 4.09 Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate for an equivalent number of shares or another security of like tenor, as the case may be.

                  Section 4.10  Regulatory Matters.

                           (a) Purchaser and the Company shall use their best
efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the purchase by Purchaser of the Preferred Shares and the Rights (the "Investment") and (in the case of the Company) to consummate the Offer and the Proxy Solicitation. The Company and Purchaser shall have the right to consult the other on, in each case subject to applicable laws relating to the exchange of information, any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Investment, the Offer or the Proxy Solicitation. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Investment and, in the case of the Company, the Offer and the Proxy Solicitation and each party will keep the other appraised of the status of matters relating to completion of the Investment and, in the case of the Company, the Offer and the Proxy Solicitation.

                           (b) Purchaser and the Company shall, upon request,
furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchaser, the Company or any of their respective Subsidiaries to any

Governmental Entity in connection with the Investment, the Offer, the Proxy Solicitation and the other transactions contemplated by this Agreement.

                           (c) Purchaser and the Company shall promptly furnish
the other with copies of written communications received by them, their Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the Investment, the Offer, the Proxy Solicitation and the other transactions contemplated by this Agreement (other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity).

                           (d) Purchaser and the Company shall, and shall cause
their Subsidiaries to, use their best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on them or their Subsidiaries with respect to the Investment, the Offer, the Proxy Solicitation and the other transactions contemplated by this Agreement and, subject to the conditions set forth in
Article V hereof, to consummate the Investment and (ii) subject to the conditions set forth in Article V hereof, to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Purchaser or any of their respective Subsidiaries in connection with the Investment, the Offer, the Proxy Solicitation and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval. Without limiting the generality of the foregoing, in connection with seeking the regulatory approvals required for the consummation of the Investment, if in Purchaser's reasonable judgment it would be necessary to obtain any required consent, authorization, order or approval of, or exemption by, any Governmental Entity in connection with the Investment, Purchaser shall make "passivity commitments" in customary form as reflected in recent orders of the Federal Reserve Board relating to non-controlling minority investments by bank holding companies in other banks or bank holding companies to all appropriate regulatory authorities except to the extent such commitments would be inconsistent with the transactions contemplated hereby.

                  Section 4.11 Access to Records and Information. During the period from the date of this Agreement to the Closing Date, (i) the Company shall afford to Purchaser and its authorized agents and representatives reasonable access to the records, files and other information relating to the business of the Company, the Company Subsidiary and, to the extent applicable, Dime and (ii) Purchaser shall be entitled to, in consultation with the Company, such access to the representatives and officers of the Company, the Company Subsidiary, and, to the extent applicable, Dime as Purchaser may reasonably request, and the Company shall during such period cause its personnel and, to the extent applicable, the personnel of Dime to provide to Purchaser assistance and access in Purchaser's investigations.


                                    ARTICLE V

                                   Conditions

                  Section 5.01 Conditions of Purchase. The obligations of Purchaser to purchase and pay for the Preferred Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

                           (a) Representations and Warranties; Covenants. The
representations and warranties of the Company contained in this Agreement and the Ancillary Documents shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Documents, as the case may be, and on and as of the Closing Date with the same effect as though made on and as of such respective dates, except to the extent that any such representation or warranty specifically relates to an earlier date, and the Company shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder and thereunder to be performed by it at or prior to the Closing.

                           (b) Opinion of Counsel. Purchaser shall have received
at the Closing from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, a written opinion dated as of the Closing Date which shall be in such form and to such effect as is customary in connection with the private placement of securities by public companies.

                           (c) No Adverse Action or Decision or Injunction.
There shall be no action, suit, investigation or proceeding pending or threatened by a Governmental Entity which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, the Ancillary Documents or the Branch Purchase Agreement, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby or thereby.

                           (d) Proceedings. All corporate and other proceedings
to be taken by the Company in connection with the authorization and consummation of the transactions contemplated hereby and by the Ancillary Documents shall have been duly and validly taken by the Company and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                           (e) Regulatory Approvals. Purchaser shall have
procured any required approvals, clearances or non-disapprovals of the transactions contemplated hereby and by the Ancillary Documents by the Federal Reserve Board under the BHC Act without the implementation of any condition or restriction that would be materially adverse to Purchaser and the statutory waiting periods thereunder shall have expired and all consents, authorizations, orders and approvals of, and filings and registrations required under any other Federal or state law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation by the parties hereto of the transactions contemplated on such parties' part hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired.

                           (f) Company Certificate. The Company shall have
delivered to Purchaser a certificate, dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in this Section 5.01 have been satisfied to the best knowledge of the officer executing the same.

                           (g) Registration Rights Agreement. The Registration
Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and affect.

                           (h) Certificate of Designations. The Certificate of
Designations shall have been duly filed with the Secretary of State of Delaware. There shall have been no changes to the Restated Certificate of Incorporation or by-laws of the Company since the date of this Agreement.

                           (i) Exchange Offer. The conditions of the Offer as
set forth on Exhibit E hereto shall have been satisfied, the Voting Securities tendered pursuant thereto shall have been accepted by the Company for exchange and there shall not have occurred any substantial change in the terms or conditions of the Offer from those previously disclosed to Purchaser.

                           (j) Rights. The Company shall have executed and
delivered the Rights Certificate, which shall be in full force and effect.

                  Section 5.02 Conditions of Sale. The obligation of the Company to sell the Preferred Shares and to issue the Rights at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

                           (a) Representations and Warranties; Covenants. The
representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such dates except to the extent that any such representation or warranty specifically relates to an earlier date, and Purchaser shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to the Closing.

                           (b) No Adverse Action or Decision or Injunction.
There shall be no action, suit, investigation or proceeding pending or threatened by a Governmental Entity which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or the issuance of the Preferred Shares and the Rights to Purchaser, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction with enjoins or prohibits consummation of the transactions contemplated hereby and thereby.

                           (c) Regulatory Approvals. All consents,
authorizations, orders and approvals of, and filings and registrations with, any United States or state governmental commission, board or other regulatory body, required for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and any agreements to be executed in connection therewith, the sale of the Preferred Shares and the issuance of the Rights, shall have been obtained or made and all statutory waiting periods in respect thereof shall have expired.

                           (d) Purchaser's Certificate. An executive officer of
Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to the effect that the condition set forth in Section 5.02(a) has been satisfied to the best knowledge of the officer executing the certificate.


                                   ARTICLE VI

                         Termination; Certain Covenants

                  Section 6.01 Termination. This Agreement may be terminated on or any time prior to the Closing:

                           (a) by the mutual written consent of Purchaser and
the Company; or

                           (b) by Purchaser pursuant to notice in the event of a
breach or failure by the Company that is material in the context of the transactions contemplated by this Agreement or any Ancillary Document of any representation, warranty, covenant or agreement contained herein or therein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to the Company; or

                           (c) by the Company pursuant to notice in the event of
a breach or failure by Purchaser that is material in the context of the transactions contemplated by this Agreement or any Ancillary Document of any representation, warranty, covenant or agreement contained herein or therein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to Purchaser; or

                           (d) by either the Company or Purchaser if the Closing
shall not have occurred on or prior to March 31, 2001 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing; or

                           (e) by either the Company or Purchaser if the
stockholders of Dime and Hudson shall have approved the Dime Merger Agreement;
or

                           (f) by either the Company or Purchaser if the Company
shall have publicly announced that it is terminating its effort to acquire the entire equity interest in Dime.

                  Section 6.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.01 hereof, this Agreement shall forthwith become void except for the obligations set forth in Sections 4.04, 6.03, 6.04, 7.02, 7.03, 7.05, 7.06, 7.07, 7.08 and 7.09 and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement.

                  Section 6.03 Certain Fees. The Company shall pay to Purchaser $2.5 million in immediately available funds to a bank account designated by Purchaser upon the earlier of (i) the termination of this Agreement pursuant to
Section 6.01 and (ii) March 31, 2001; provided, however, that the Company shall not be obligated to make such payment if (x) Purchaser shall have materially breached this Agreement or (y) the Company shall acquire a majority of the equity interest in Dime prior to the later of the termination of this Agreement pursuant to Section 6.01 and March 31, 2001, but in such event the Company, immediately upon acquiring such majority interest, shall pay to Purchaser $5.0 million (or, if the Company shall previously have paid to Purchaser $2.5 million as provided in this sentence, $2.5 million) in the manner provided above. In the event Purchaser shall elect to terminate the Dime/Hudson Period pursuant to the last sentence of Section 4.04(e)(iii) and Purchaser shall previously have been paid $2.5 million by the Company as provided in the first sentence of this
Section 6.03, then contemporaneously with such termination Purchaser shall pay to the Company $2.5 million in immediately available funds to a bank account designated by the Company (the "Termination Fee"), and Purchaser shall immediately pay to the Company an additional $2.5 million in such manner immediately upon Purchaser acquiring a majority of the equity interest in Dime at any time on or prior to December 31, 2001.

                  Section 6.04 Sale of Branches. In the event that, at any time on or prior to December 31, 2001, the Company shall acquire a majority equity interest in Dime, then reasonably promptly thereafter the Company shall cause Dime to enter into a branch purchase agreement with Purchaser or such Subsidiary of Purchaser as Purchaser shall designate (the "Branch Purchase Agreement") providing for the sale by Dime to Purchaser or such Subsidiary of the branches identified on Exhibit D hereto as branches to be sold to Purchaser. Such agreement shall be in such form as is usual and customary for such transactions and shall include the terms set forth on Exhibit D. Each of the Company and Purchaser shall negotiate reasonably and in good faith in determining the final terms of such Agreement. In the event that, at any time on or prior to December 31, 2001, Purchaser shall acquire a majority equity interest in Dime, then reasonably promptly thereafter Purchaser shall cause Dime to enter into a branch purchase agreement with the Company providing for the sale to the Company or a Subsidiary thereof of the branches identified on Exhibit D hereto as branches to be sold to the Company. Such agreement shall be in such form as is usual and customary for such transactions and shall include the terms set forth in Exhibit D. Each of the Company and Purchaser shall negotiate reasonably and in good faith in determining the final terms of such agreement.

                   Section 6.05 Additional Rights. Beginning with the first Dividend Payment Date (as such term is defined in the Certificate of Designations) occurring after the third anniversary of the Closing and on each Dividend Payment Date thereafter through and including the eighth Dividend Payment Date occurring after the third anniversary of the Closing, to the extent that any Preferred Shares remain outstanding on any such Dividend Payment Date, the Company shall issue to each holder of record of the Preferred Shares at the close of business on the Record Date (as such term is defined in the Certificate of Designations) with respect to such Dividend Payment Date stock purchase rights ("Additional Rights") to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (a) 0.005 and (b) the aggregate Liquidation Preference (as such term is defined in the Certificate of Designations) of the Preferred Shares held by such record holder on the Record Date by (ii) the "current market price" (as defined in Section 3(f)(v) of the Certificate of Designations) of a share of Common Stock on the Business Day immediately preceding the Record Date with respect to such Dividend Payment Date. The purchase price per share of Common Stock purchasable pursuant to the exercise of any such Additional Rights shall be equal to the current market price determined pursuant to clause (ii) of the preceding sentence, such Additional Rights shall expire on the tenth anniversary of the date of issuance of such Additional Rights, and such Additional Rights shall otherwise be substantially in the form of Exhibit B hereto. Beginning with the first Dividend Payment Date occurring after the fifth anniversary of the Closing and on each Dividend Payment Date thereafter occurring on or prior to the tenth anniversary of the Closing, to the extent that any Preferred Shares remaining outstanding on any such Dividend Payment Date, the Company shall issue to each holder of record of the Preferred Shares at the close of business on the Record Date with respect to such Dividend Payment Date Additional Rights to purchase a number of shares of Common Stock determined as provided in the first sentence of this section 6.05, except that the amount in clause (i)(a) of such sentence shall be 0.010. The purchase price per share of Common Stock purchasable pursuant to the exercise of any such Additional Rights shall be equal to the current market price determined pursuant to clause (ii) of the first sentence of this Section 6.05, such Additional Rights shall expire on the tenth anniversary of the date of issuance of such Additional Rights and such Additional Rights shall otherwise be substantially in the form of Exhibit B hereto. For all purposes of this Agreement, unless the context otherwise requires, the term "Rights" shall include any Additional Rights.


                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.01 Survival of Representations and Warranties. All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing Date, shall terminate as of the Closing Date. Except for the warranties and representations contained in Sections 3.01(b) and 3.01(c) and 3.01(o), which shall survive the Closing without limitation, the warranties and representations made herein or in any certificates delivered in connection with the Closing shall survive the Closing for a period of 2 years and shall then expire.

                  Section 7.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

                           (a)   If to Purchaser, to:

                                 Fleet Boston Corporation
                                 One Federal Street
                                 Boston, Massachusetts 02110

                                 Attention: William C. Mutterperl, Esq.
                                 Executive Vice President and General Counsel
                                 Fax:  617-346-3185

                                 With a copy to:

                                 Cleary, Gottlieb, Steen & Hamilton
                                 One Liberty Plaza
                                 New York, New York 10006

                                 Attention: Robert L. Tortoriello, Esq.
                                 Fax: 212-225-3999

                           (b)   If to the Company, to:

                                 North Fork Bancorporation
                                 275 Broad Hollow Road
                                 Melville, New York 11747

                                 Attn: John Adam Kanas
                                 Fax: 516-844-1471

                                 With a copy to:

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 Four Times Square
                                 New York, New York  10036

                                 Attn: William S. Rubenstein, Esq.
                                 Fax: 212-735-2000

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

                  Section 7.03 Entire Agreement; Amendment. This Agreement, the Registration Rights Agreement, the Rights, the Confidentiality Agreements (except for the seventh paragraph thereof which shall be deemed to be replaced and superseded by the terms of this Agreement) and the Certificate of Designations and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by Purchaser of the Company prior to or after the date hereof shall stop or prevent Purchaser from exercising any right hereunder or be deemed to be a waiver of any such right.

                  Section 7.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same documents.

                  Section 7.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State.

                  Section 7.06 Public Announcements. Subject to each party's disclosure obligations imposed by law and notwithstanding any provision to the contrary contained in the confidentiality agreements dated February 28, 2000 between the parties (the "Confidentiality Agreements"), each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby, and no party hereto will make any news release or disclosure without first consulting with the other party hereto; provided, however, that the foregoing shall not affect or otherwise restrict the Company's ability to make such disclosures as it shall deem necessary in connection with the Proxy Solicitation and the Offer and the transactions contemplated thereby (it being understood that all disclosures concerning or relating to Purchaser shall be subject to Purchaser's prior review and reasonable approval, and that the Company may not modify any Purchaser Information in any material respect as part of or in connection with any such disclosure).

                  Section 7.07 Expenses. Each party hereto shall bear its own costs and expenses (including attorneys' fees) incurred in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby.

                  Section 7.08  Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
Purchaser, each person who controls Purchaser within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such (the "Purchaser Indemnitees"), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement (subject to Section 7.08(d) below) and expenses (including, without limitation, attorneys' fees and disbursements) (collectively, "Loss") arising out of or resulting from (i) any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company in this Agreement, any Ancillary Document or the Branch Purchase Agreement; (ii) the Proxy Solicitation, the Offer or the transactions contemplated thereby (except to the extent that any such Loss arises out of or results from any inaccuracy in or breach of the representations, warranties, covenants or agreements made by Purchaser in this Agreement); or (iii) any action or failure to act undertaken by a Purchaser Indemnitee at the request of or with the consent of the Company.

                           (b) Purchaser agrees to indemnify and hold harmless
the Company and each of its officers, directors, employees, agents and Affiliates in their respective capacities as such (the "Company Indemnitees"), to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (i) any inaccuracy in or breach of the representations, warranties, covenants or agreements made by Purchaser herein; or (ii) any action or failure to act undertaken by a Company Indemnitee at the request of Purchaser.

                           (c) A party obligated to provide indemnification
under this Section 7.08 (an "Indemnifying Party") shall reimburse the indemnified parties of the other party (the "Indemnified Parties") for all out-of-pocket expenses (including attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto. If an Indemnified Party makes a claim hereunder for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

                           (d) An Indemnified Party shall give written notice to
the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.08 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof; provided, however, that separate counsel of the Indemnified Party shall be entitled to conduct the defense, and the Indemnifying Party shall be liable for any legal or other expenses incurred by the Indemnified Party in connection with the defense. No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

                           (e) The obligations of the Indemnifying Party under
this Section 7.08 shall survive the transfer, redemption or conversion of the Preferred Shares, the Rights and the shares issued upon the conversion or exercise thereof, or the closing or termination of this Agreement, any Ancillary Document, the Branch Purchase Agreement or the transactions contemplated hereby or thereby. The agreements contained in this Section 7.08 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others. The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought by any Indemnified Party.

                           (f) The rights of the Indemnified Party under this
Section 7.08 shall be in addition to any liability that the Indemnifying Party might otherwise have to the Indemnified Party under this Agreement, at common law or otherwise.

                           (g) The amount the Indemnifying Party shall pay to
the Indemnified Party with respect to a claim made pursuant to this Section 7.08 shall be an amount equal to the Loss incurred by the Indemnified Party with respect to such claim, after giving effect to any taxes payable by the Indemnified Party on receipt of any indemnification hereunder with respect to such claim and any tax benefit realizable (including deductions) by the Indemnified Party with respect to such claim for tax purposes.

                  Section 7.09 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns and Purchaser's successors and assigns, and no other person. Subject to applicable law, Purchaser may assign its rights under this Agreement to any Affiliate, but no such assignment shall relieve Purchaser of its obligations hereunder.

                  Section 7.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

                            FLEET BOSTON CORPORATION

                            By:  /s/ Eugene M. McQuade
                                 -------------------------------------------
                            Name: Eugene M. McQuade
                            Title: Vice Chairman and Chief Financial Officer

                            NORTH FORK BANCORPORATION, INC.

                            By:  /s/ Daniel M. Healy
                                 -------------------------------------------
                            Name: Daniel M. Healy
                            Title: Vice President and Chief Financial Officer

                                                                       EXHIBIT A

                  CERTIFICATE OF DESIGNATION OF VOTING POWERS,
                            PREFERENCES AND RELATIVE,
                        PARTICIPATING, OPTIONAL AND OTHER
                               SPECIAL RIGHTS AND
                           QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS

                                       OF

                    7.5% SERIES B NON-CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                         NORTH FORK BANCORPORATION, INC.


                            ------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------



                  North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Fourth, subsection B of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on ________, 2000 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series preferred stock having a par value of $1.00 per share, with a liquidation preference of $1,000 per share (the "Liquidation Preference") which shall be designated as 7.5% Series B Non-Cumulative Convertible Preferred Stock (the "Preferred Stock") consisting of 250,000 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

         1. Ranking. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to the common stock, par value $0.01 per share (the "Common Stock"), of the Company and to each other class of capital stock or series of preferred stock established after ______, 2000 by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Stock"); (ii) on a parity with any additional shares of Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after _______, 2000, by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after, 2000 by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

         2. Dividends.

                  (a) Payment of Dividends. The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, noncumulative cash dividends at the rate per annum of 7.5% of the Liquidation Preference per share, and no more. Such noncumulative cash dividends shall be payable, if declared, quarterly in arrears on February 15, May 15, August 15 and November 15, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a "Dividend Payment Date"). The first Dividend Payment Date shall be [ ], 2000 (the "Initial Dividend Payment Date"). Each declared dividend shall be payable to holders of record of the Preferred Stock as they appear on the stock books of the

Company at the close of business on such record dates, not more than sixty (60) calendar days nor less than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"); provided, however, that if a redemption date for the Preferred Stock occurs after a dividend is declared but before it is paid, such dividend shall be paid as part of the redemption price to the person to whom the redemption price is paid. Quarterly dividend periods (each, a "Dividend Period") shall commence on and include the first day, and shall end on and include the last day, of the calendar quarter that immediately precedes the calendar quarter in which the corresponding Dividend Payment Date occurs. The dividend to be paid to holders of the Preferred Stock on the Initial Dividend Payment Date shall be payable in respect of the Dividend Period (the "Initial Dividend Period") commencing on and including the Issue Date (as defined below) and ending on and including [LAST DAY OF QUARTERLY PERIOD]. "Business Day" shall mean any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                  The amount of dividends payable on each share of the Preferred Stock outstanding on a Record Date for each full Dividend Period shall be $18.75. The amount of dividends payable for any Dividend Period which, as to a share of Preferred Stock (determined by reference to the redemption or retirement date thereof), is other than a full three (3) months shall be computed on the basis of the number of days elapsed in the period using a 360-day year composed of twelve (12) thirty (30)-day months.

                  Holders of the Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Preferred Stock declared by the Board of Directors which may be unpaid. Any dividend payment made on the Preferred Stock shall first be credited against the earliest declared but unpaid cash dividend with respect to the Preferred Stock.

                  (b) Dividends Noncumulative. The right of holders of Preferred Stock to receive dividends is noncumulative. Accordingly, if the Board of Directors does not declare a dividend payable in respect of any Dividend Period, holders of shares of Preferred Stock shall have no right to receive a dividend in respect of such Dividend Period, and the Company shall have no obligation to pay a dividend in respect of such Dividend Period, whether or not dividends are declared payable in respect of any future Dividend Period.

                  (c) Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on any Parity Stock or Junior Stock for any Dividend Period unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Preferred Stock for such Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Preferred Stock and any Parity Stock, dividends declared on the Preferred Stock and Parity Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Preferred Stock and such Parity Stock had dividends been declared in full.

                  In addition to the foregoing restriction, the Company shall not declare, pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Company or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, in any case during or in respect of any Dividend Period, unless the Company shall, during such Dividend Period, declare a cash dividend on the Preferred Stock at the annual dividend rate in respect of such Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the Company for the payment of such cash dividend on the Dividend Payment Date for such Dividend Period.

                  No dividend shall be paid or set aside for holders of Preferred Stock for any Dividend Period unless full dividends have been paid or set aside for the holders of each class or series of equity securities of the Company if any, ranking prior to the Preferred Stock as to the dividends for such Dividend Period.

                  (d) Any reference to "dividends" or "distributions" in this
Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Company.

         3.       Conversion Rights.

                  (a) Upon the terms and in the manner set forth in this Section 3 and subject to the provisions for adjustment contained in Section 3(f), the shares of Preferred Stock shall be convertible, in whole or in part, at the option of the holders thereof, at any


-------------------

(3)  First payment date following fifth anniversary of issue.

time after the Issue Date (as hereinafter defined), upon surrender to the Company of the certificate(s) for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Liquidation Preference of the Preferred Stock to be converted divided by the conversion price of $18.69 (as such price may be adjusted from time to time in accordance with this Section 3, the "Conversion Price"). As used herein, the term "Issue Date" shall mean the date of initial issuance of the Preferred Stock.

                  (b) In order to convert shares of Preferred Stock into Common Stock, the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Preferred Stock to be converted. Each holder of Preferred Stock shall
(A) deliver a written notice to the Company at its principal office or at the office of the agency which may be maintained for such purpose (each, a "Common Stock Conversion Agent") specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued,
(B) surrender the certificate for such shares of Preferred Stock to the Company or the Common Stock Conversion Agent, accompanied, if so required by the Company or the Common Stock Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Common Stock Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (C) pay any transfer or similar tax required by Section 3(h).

                  (c) (i) A "Common Stock Conversion" shall be deemed to have been effected at the close of business on the date (the "Common Stock Conversion Date") on which the Company or the Common Stock Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required payments contemplated by Section 3(h) below, and all other required documents. Immediately upon conversion, the rights of the holders of Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the beneficial owners of such shares of Common Stock; provided, however, that such persons shall be entitled to receive when paid any dividends declared in respect of such shares of Preferred Stock which are unpaid as of the date of such conversion. A Common Stock Conversion shall be at the Conversion Price in effect on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the Common Stock Conversion Date.

                  (ii) As promptly as practicable after the Common Stock Conversion Date, the Company shall deliver or cause to be delivered at the office or agency of the Common Stock Conversion Agent, to or upon the written order of the holders of the surrendered shares of Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 3, and any cash payable in respect of fractional shares as provided in Section 3(d).

                  (iii) Upon the surrender of a certificate representing shares of Preferred Stock that is converted in part, the Company shall issue or cause to be issued for the holder a new certificate representing shares of Preferred Stock equal in number to the unconverted portion of the shares of Preferred Stock represented by the certificate so surrendered.

                  (d) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion or redemption of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion or redemption of a share of Preferred Stock, the Company shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (i) such fraction and (ii) the current market price (as defined in Section 3(f)(v) below) of a share of Common Stock on the Business Day next preceding the day of conversion or redemption. If more than one share shall be surrendered for conversion or redemption at one time by the same holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered.

                  (e) The holders of Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Company's default in payment of the dividend due on such Dividend Payment Date.

                  (f) The Conversion Price shall be subject to adjustment as follows:

                  (i) If the Company shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock,
         (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Company, then the Conversion Price in effect immediately prior thereto shall be adjusted so that a holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3(f)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

                  (ii) If the Company shall issue to all holders of its Common Stock rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then current market price per share of Common Stock (as defined in Section 3(f)(v) below), the Conversion Price shall be adjusted in accordance with the following formula:

                                            ( N x P )
                                            ---------
                    AC     =  C  x  O   +   (   M   )
                                    -----------------
                                      O + N
         where
                    AC    =   the adjusted Conversion Price
                     C    =   the current Conversion Price
                     O    =   the number of shares of Common Stock outstanding
                              on the record date
                     N    =   the number of additional shares of Common Stock
                              offered
                     P    =   the offering price per share of the additional
                              shares
                     M    =   the current market price per share of Common Stock
                              on the record date

         The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities.

                  (iii) Upon the expiration of any rights, options, warrants or convertible or exchangeable securities issued by the Company to all holders of its Common Stock which caused an adjustment to the Conversion Price pursuant to Section 3(f)(ii), if any thereof shall not have been exercised, then the Conversion Price shall be increased by the amount of the initial adjustment of the Conversion Price pursuant to Section 3(f)(ii) in respect of such expired rights, options, warrants or convertible or exchangeable securities.

                  (iv) If the Company shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding ordinary cash dividends and dividends or distributions referred to in Sections 3(f)(i) and (ii) above) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3(f)(ii) above) (any of the foregoing being hereinafter in this Section 3(f)(iv) called the "Securities or Assets"), then in each such case, unless the Company elects to reserve shares or other units of such Securities or Assets for distribution to the holders of Preferred Stock upon the conversion of the shares of Preferred Stock so that a holder converting shares of Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder of Preferred Stock is entitled, the amount and kind of such Securities or Assets which such holder of Preferred Stock would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, converted its shares of Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in Section 3(f)(v) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board in good faith) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of the Common Stock on such record date; provided, however, that if the then fair market value (as so determined) of the portion of the Securities or Assets so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Preferred Stock shall have the right to receive, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of Securities and Assets such holder would have received had such holder converted each such share of Preferred Stock immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (v) For the purposes of any computation under Section 2(d) or
         Section 3(f), and for the purposes of Section 3(d), the "current market price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, or (iii) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board, or
         (iv) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board.

                  (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 3(f)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(f) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

                  (vii) If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case (except in the case of a Common Stock Fundamental Change (as hereinafter defined)) as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 3(f)(vii) and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of Preferred Stock, which shall contain a provision enabling the holders of Preferred Stock to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In connection with any transaction referred to in this paragraph, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable. The provisions of this Section 3(f)(vii) shall similarly apply to successive Transactions.

                  (viii) In the event of a Common Stock Fundamental Change, each share of Preferred Stock shall be convertible into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change. The Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price (as hereinafter defined). The Company shall not consent or agree to the occurrence of any Common Stock Fundamental Change until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of Preferred Stock, which shall contain a provision enabling the holders of Preferred Stock to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Common Stock Fundamental Change. In connection with any transaction referred to in this paragraph, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable. The provisions of this Section 3(f)(viii) shall similarly apply to successive Common Stock Fundamental Changes.

                  (ix)     As used herein:

                           (A) The term "Applicable Price" means the current market price for one share of the Common Stock (determined in accordance with Section 3(f)(v)) on the record date for the determination of the holders of Common Stock entitled to receive common stock in connection with such Common Stock Fundamental Change, or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such common stock.

                           (B) The term "Common Stock Fundamental Change" shall mean the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive common stock that, for the ten consecutive trading days immediately prior to such Common Stock Fundamental Change, has been admitted for listing on a national securities exchange or quoted on The Nasdaq National Market (whether by means of an exchange order, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

                           (C) The term "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the current market price for one share of the common stock received by holders of Common Stock in such

         Common Stock Fundamental Change (determined in accordance with Section 3(f)(v) as if such Section were applicable to such common stock) on the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such common stock.

                  (x) For the purposes of this Section 3(f) and Section 3(i), the term "shares of Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date hereof or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 3(f)(i),(iv),(vii) or (viii) above, the holders of Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 3(f).

                  (xi) Notwithstanding the foregoing, in any case in which this
         Section 3(f) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 3(d).

                  (xii) If the Company shall take any action affecting the Common Stock, other than action described in this Section 3(f), which in the opinion of the Board would materially adversely affect the conversion rights of the holders of Preferred Stock, the Conversion Price for the Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine in good faith to be equitable in the circumstances. Failure of the Board to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock shall be evidence that such Board has determined that it is equitable to make no adjustments in the circumstances.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Common Stock Conversion Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Preferred Stock at such holder's last address as shown on the stock books of the Company.

                  (h) The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 3; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

                  (i) (i) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Preferred Stock.

                  (ii) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

                  (j) If (i) the Company shall declare a dividend on its outstanding Common Stock (excluding ordinary cash dividends) or make a distribution to holders of its Common Stock; (ii) the Company shall authorize the granting to the holders of the Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase any shares of Common Stock or any of its securities; (iii) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or (iv) there shall be any Common Stock Fundamental Change; then the Company shall cause to be mailed to the holders of Preferred Stock at their addresses as shown on the stock books of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer or Common Stock Fundamental Change is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or Common Stock Fundamental Change.

         4. Liquidation Preference. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company legally available for distribution of an amount per share of Preferred Stock held by such holder equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus declared and unpaid dividends, if any, without interest, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all declared but unpaid dividends, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Stock are not paid in full, the holders of the Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and any declared and unpaid dividends to which each is entitled.

                  (b) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company for purposes of this Section 4.

         5.       Optional Redemption.

                  (a) The Preferred Stock may be redeemed for cash, at the option of the Company in whole or in part, at any time and from time to time on or after [ ], 2003, at a price per share in cash equal to $1,000 plus any declared and unpaid dividends to the date fixed for redemption (the "Applicable Redemption Price").

                  (b) In case of redemption of less than all of the shares of Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion, provided that the Company may redeem all shares held by holders of fewer than 100 shares of Preferred Stock (or by holders that would hold fewer than 100 shares of Preferred Stock following such redemption) prior to its redemption of other shares of Preferred Stock.

                  (c) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Preferred Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) that shares of Preferred Stock called for redemption may be converted in accordance with and subject to the terms of
Section 3 hereof at any time prior to the Redemption Date; (v) the total number of shares of Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; and
(vi) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (d) If notice has been mailed in accordance with Section 5(c) above and on or before the Redemption Date specified in such notice all funds necessary for such redemption have been set aside by the Company, separate and apart from its other funds, in trust for the benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then from and after the Redemption Date, unless the Company defaults in the payment of the Applicable Redemption Price, said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (e) Any funds deposited with a bank or trust company for the purpose of redeeming Preferred Stock shall be irrevocable except that:

                  (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment of the Applicable Redemption Price without interest or other earnings thereon.

         6.       Voting Rights.

                  (a) Except as expressly provided in this Section 6 or as otherwise required by applicable law or regulation, holders of the shares of Preferred Stock shall have no voting rights.

                  (b) If dividends on shares of the Preferred Stock shall not have been paid for six (6) Dividend Periods, the maximum number of directors of the Company shall thereupon be increased by two (2). Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of the Preferred Stock, voting together as a class with the holders of any Parity Stock upon which the same voting rights as those of the Preferred Stock have been conferred and are irrevocable, shall have the exclusive right to elect the two additional directors at the Company's next annual meeting of stockholders and at each subsequent annual meeting until full dividends have been paid or declared and set apart for payment for four (4) consecutive Dividend Periods. Such directors shall be deemed to be in a class separate from the classes of directors established by Article Sixth of the Restated Certificate of Incorporation of the Company. If any director so elected by the holders of the Preferred Stock shall cease to serve as a director before his term shall expire, the holders of the Preferred Stock then outstanding may, at the next annual meeting of stockholders, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. The term of such directors elected thereby shall terminate, and the total number of directors shall be decreased by two (2), upon the payment or the declaration and setting aside for payment of full dividends on the Preferred Stock for four (4) consecutive Dividend Periods.

                  (c) So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting separately as a class, (1) amend, alter or repeal or otherwise change any provision of the Restated Certificate of Incorporation of the Company or this Certificate of Designation if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Preferred Stock, or (2) authorize, create or increase the authorized amount of or issue any class or series of any equity securities of the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Company, ranking prior to the Preferred Stock, either as to dividend rights or rights on liquidation, dissolution or winding up of the Company, (3) authorize or issue any additional shares of the Preferred Stock, or (4) merge, consolidate, reorganize or effect any other business combination involving the Company, unless the resulting corporation will thereafter have no class or series of equity securities either authorized or outstanding ranking prior to the Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same rights, preferences, powers and privileges as the shares of equity securities of the Company that are authorized and outstanding immediately prior to such transaction.

         The creation or issuance of Parity Stock or Junior Stock in respect of the payment of dividends, or the distribution of assets upon liquidation, dissolution or winding up of the Company, or an amendment that increases the number of authorized shares of Preferred Stock or any Junior Stock or Parity Stock, shall not be deemed to be a material and adverse change requiring a vote of the holders of shares of the Preferred Stock pursuant to this Section 6.

         7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Restated Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

         8. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         9. Reissuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

         10. Mutilated or Missing Preferred Stock Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

                  IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by ______________, Chairman of the Board, President and Chief Executive Officer of the Company and attested by _____________, Executive Vice President and Secretary of the Company, this ____________, 2000.


                                            [                         ]



                                        By:______________________________
                                        Name:
                                        Title: Chairman of the Board, President
                                               and Chief Executive Officer



ATTEST:



By:____________________________
Name:
Title: Executive Vice President
       and Secretary

                                                                       EXHIBIT B

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF MARCH 5, 2000 BETWEEN THE ISSUER OF THESE SECURITIES AND THE PURCHASER REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.

                    EXERCISABLE AT ANY TIME UNTIL 5:00 P.M.,
              NEW YORK CITY TIME, ON [            ], 2010* UNLESS
                  EXTENDED PURSUANT TO THIS RIGHTS CERTIFICATE.


                         NORTH FORK BANCORPORATION, INC.

                               RIGHTS CERTIFICATE
No.  __

                    Rights Certificate for ________ Rights to
                    Purchase ________ Shares of Common Stock
                       of North Fork Bancorporation, Inc.

                  This Rights Certificate certifies that, for value received, ________________________, or its registered assigns (the "Holder"), is the owner of ________________________ (________) Rights (as defined below), which entitle the Holder to purchase at any time from and after the date hereof and until 5:00 p.m., New York City time, on [ ], 2010,* at the purchase price of $17.88 per share (the "Exercise Price"), up to an aggregate of ________________________ (________) shares of common stock, $0.01 par value per share (the "Common

----------------------

*     Ten years after issue.

Stock"), of North Fork Bancorporation, Inc., a Delaware corporation (the "Company"). The number of shares purchasable upon exercise of the Rights and the Exercise Price shall be subject to adjustment from time to time as herein provided. In this Rights Certificate, the right to purchase each share of Common Stock is referred to as a "Right"; the shares of Common Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Rights are referred to as the "Rights Shares".

                  The Rights are subject to the following terms, conditions and provisions:


         SECTION 1.  Registration; Transferability; Exchange of Rights
Certificate.

                  1.1 Registration. The Company shall number and register each Right in a register (the "Rights Register") maintained at the office of the Company (the "Office") as they are issued by the Company. The Company shall be entitled to treat the registered Holder of any Right, as set forth in the Rights Register, as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Right on the part of any other person. The Rights shall be transferable only on the Rights Register maintained at the Office upon delivery of the certificate or certificates evidencing such Rights, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company.

                  1.2 Intentionally Omitted

                  1.3 Exchange of Rights Certificates. Subject to the provisions herein, each Rights Certificate may be exchanged for another Rights Certificate(s) entitling the Holder to purchase a like aggregate number of Rights Shares as this Rights Certificate then entitles such Holder to purchase. If the Holder desires to exchange this Rights Certificate, it shall make such request in writing and deliver it to the Company, and shall surrender, properly endorsed if required by the Company, this Rights Certificate. Thereupon, the Company shall sign and deliver to the person entitled thereto a new Rights Certificate as so requested.

         SECTION 2.  Term of Rights; Exercise of Rights.

                  2.1 Term of Rights. Subject to the terms of this Rights Certificate, the Holder shall have the right, which may be exercised at any time from the date hereof until 5:00 p.m., New York City time, on [ ], 2010* (the "Expiration Date") to purchase from the Company (and the Company shall issue and sell to the Holder of the Rights represented hereby) up to an aggregate of _____________ fully paid and nonassessable Rights Shares or such other number of Rights Shares which the Holder may at the time be entitled to purchase in accordance with this Rights Certificate. Each Right not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights under this Rights Certificate shall cease as of such time except as set forth in Section 2.3 hereof.

                  2.2 Exercise of Rights. (a) The Rights evidenced by this Rights Certificate may be exercised in whole or in part upon surrender to the Company, at its Office, of this Rights Certificate, together with the Purchase Form attached hereto duly completed and signed. Such surrender may be by facsimile transmission, provided the Company shall not be obligated to issue any Rights Shares in respect of this Rights Certificate and such Purchase Form until it shall have received the original versions of this Rights Certificate and such Purchase Form. The earlier of the receipt of such facsimile transmission or the receipt of such original certificate and form is referred to herein as (the "Exercise Date"). Promptly following the Exercise Date, the Holder shall deliver, if it has not already done so, original versions of this Rights Certificate and the Purchase Form and the Exercise Price for such Shares. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday, or a day in which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

                  (b) Upon the surrender of this Rights Certificate, with the Purchase Form duly executed, and payment of the Exercise Price as aforesaid, the Company shall promptly cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of Rights Shares so purchased, together, at the option of the Company as provided in Section 7 hereof, with cash in respect of any fractional Rights Shares otherwise issuable upon such surrender. Payment of the aggregate Exercise Price shall be by wire transfer of immediately


----------------------

*        Ten years after issue.

available funds. Any such Rights Shares so purchased shall be deemed to have been issued as of the Exercise Date.

                  (c) The rights of purchase represented by this Rights Certificate shall be exercisable, at the election of the Holder, either in full at any time or in part from time to time prior to the Expiration Date. In the event that the Holder of this Rights Certificate shall exercise fewer than all the Rights evidenced hereby at any time prior to the Expiration Date, a new Rights Certificate evidencing the remaining unexercised Rights shall be issued and delivered to the Holder.

                  2.3 Registration; Compliance with Government Regulations. The Company covenants that if any Rights Shares required to be reserved for purposes of the exercise of Rights require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such Rights Shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such Rights Shares be issued, and the Company is hereby authorized to suspend the exercise of all Rights, for the period during which such registration, approval or listing is required but not in effect (the "Suspension Period"); provided, further, that in the event that a Suspension Period is in effect, the term of the Rights shall be extended for the equivalent number of days of such Suspension Period (the "Extension Period") with such Extension Period beginning on the later of (i) the Expiration Date or
(ii) the date the suspension is lifted; and provided, further, that in no event shall such Extension Period be less than 180 days. The Company shall give prompt notice of any such suspension and shall promptly return this Rights Certificate and payment of the Exercise Price thereof to the Holder if such Holder tendered this Rights Certificate and Exercise Price during such Suspension Period and shall promptly give notice of the lifting of any such suspension and the commencement of any such Extension Period.

                  2.4 Exercise Price. The price per share at which each Rights Share shall be purchased upon exercise of each Right shall be $17.88, subject to adjustment pursuant to Section 6 hereof.

         SECTION 3. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable any and all documentary, stamp or similar issue or transfer taxes, if any, which may be payable in respect of the issuance or delivery of any Right or of the Rights Shares issuable upon the exercise of such Rights; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issuance or delivery of any Right or the issuance or delivery of certificates for Rights Shares in a name other than that of the Holder of such Rights.

         SECTION 4. Mutilated or Missing Rights Certificates. In the event this Rights Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Rights Certificate, or in lieu of and in substitution for the Rights Certificate lost, stolen or destroyed, a new Rights Certificate of like tenor and representing an equivalent right or interest, but only upon, in the event of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction.

         SECTION 5. Reservation and Availability of Rights Shares; Purchase and Cancellation of Rights.

                  5.1 Reservation of Rights Shares. (a) The Company shall at all times reserve and keep available free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligations to issue the Rights Shares upon exercise of Rights, the full number of Rights Shares deliverable upon the exercise of all outstanding Rights evidenced by this Rights Certificate. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (each, a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Rights Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to
Section 6 hereof.

                  (b) The Company covenants that all Rights Shares issuable upon exercise of Rights will, upon issuance, be duly authorized and validly issued, and fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free from preemptive rights and free from all taxes with respect to the issuance thereof, and all liens, charges, and security interests.

                  5.2 Rights Shares Record Date. Each person in whose name any stock certificate for Rights Shares is issued shall for all purposes be deemed to have become the holder of record of the Rights Shares represented thereby on, and such stock certificate shall be dated as of, the Exercise Date relating to such Rights Shares.

                  5.3 Purchase of Rights by the Company. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Rights evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.

                  5.4 Cancellation of Rights. Any Rights Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part shall be cancelled by the Company and retired.

         SECTION 6. Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

                  6.1 Mandatory Adjustments. The Exercise Price shall be subject to adjustment as follows:

                  (a) If the Company shall (i) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of any Rights thereafter exercised shall be entitled to receive the number and kind of shares of Common Stock or other securities that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Rights been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 6.1(a) shall become effec-tive on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

                  (b) If the Company shall issue to all holders of its Common Stock rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then Current Market Price per share (as hereinafter defined) of Common Stock, then the Exercise Price shall be adjusted in accordance with the following formula:

                        (N x P)
                        -------
          AE = E x O +  (  M  )
                   ------------
                          O+N

where

          AE = the adjusted Exercise Price
           E = the current Exercise Price
           O = the number of shares of Common Stock outstanding on the record date
           N = the number of additional shares of Common Stock offered
           P = the offering price per share of the additional shares
           M = the Current Market Price per share of Common Stock on the record date

The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities. Upon the expiration of any such rights, options, warrants or convertible or exchangeable securities, if any thereof shall not have been exercised, the Exercise Price shall be increased by the amount of the initial adjustment of the Exercise Price made pursuant to this Section 6.1(b) in respect of such expired rights, options, warrants or convertible or exchangeable securities. For the purposes of this Certificate, the "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, or (iii) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board of Directors of the Company, or (iv) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by such Board.

                  (c) If the Company shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding ordinary cash dividends and dividends or distributions referred to in paragraphs 6.1(a) and
(b)) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph 6.1(b) above) (any of the foregoing being hereinafter in this paragraph 6.1(c) called the "Securities or Assets"), then in each such case, unless the Company elects to reserve shares or other units of such Securities or Assets for distribution to the Holder upon the exercise of the Rights so that the Holder will receive upon such exercise, in addition to the shares of the Common Stock to which such Holder is entitled, the amount and kind of such Securities or Assets which the Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities or Assets, exercised the Rights and received Common Stock, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Company), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price per share of the

Common Stock on such record date; provided, however, that if the then fair market value (as so determined) of the portion of the Securities or Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of the Rights shall have the right to receive, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of Securities and Assets the Holder would have received had the Holder exercised each such Right immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this
Section 6.1(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
6.1 shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

                  (e) If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case (except in the case of a Common Stock Fundamental Change (as hereinafter defined)) as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Right shall thereafter be exercisable into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock issuable upon the exercise of one Right immediately prior to such Transaction. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6.1(e) and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holders of the Rights, which shall contain provisions enabling the Holders of the Rights to exercise such Rights for the consideration received by holders of Common Stock at the Exercise Price immediately after such Transaction. The provisions of this Section 6.1(e) shall similarly apply to successive Transactions.

                  (f) In the event of a Common Stock Fundamental Change, each Right shall be exercisable into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change. The Exercise Price immediately following such Common Stock Fundamental Change shall be the Exercise Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price (as hereinafter defined). The Company shall not consent or agree to the occurrence of any Common Stock Fundamental Change until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holders of the Rights, which shall contain provisions enabling the Holders of the Rights to exercise such Rights for the consideration received by holders of Common Stock at the Exercise Price immediately after such Common Stock Fundamental Change. The provisions of this Section 6.1(f) shall similarly apply to successive Common Stock Fundamental Changes.

                  (g) As used herein:

                           (i) The term "Applicable Price" means the Current Market Price for one share of the Common Stock on the record date for the determination of the holders of Common Stock entitled to receive common stock in connection with such Common Stock Fundamental Change, or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such common stock.

                           (ii) The term "Common Stock Fundamental Change" shall mean the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive common stock that, for the ten consecutive trading days immediately prior to such Common Stock Fundamental Change, has been admitted for listing on a national securities exchange or quoted on The Nasdaq Stock Market (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

                           (iii) The term "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the Current Market Price for one share of the common stock received by holders of Common

         Stock in such Common Stock Fundamental Change (determined as if the definition of Current Market Price contained in this Certificate were applicable to such common stock) on the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such common stock.

                  (h) For the purposes of this Section 6.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 6.1(a), (c), (e) or (f) the Holder shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon the exercise of the Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Rights contained in this Section 6.1.

                  (i) Notwithstanding the foregoing, in any case which this
Section 6.1 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Right exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of any fraction pursuant to
Section 7.

                  (j) If the Company shall take any action affecting the Common Stock, other than action described in this Section 6.1, which in the opinion of the Board of Directors of the Company would materially adversely affect the conversion rights of the Holder of the Rights, the Exercise Price for the Rights may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock shall be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

                  6.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Rights, reduce the then current

Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; provided that if the Company elects so to reduce the then current Exercise Price, such reduction shall remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction.

                  6.3 Notice of Adjustment. Whenever the Exercise Price is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted Exercise Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Transfer Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the Holder at his last address as shown on the Rights Register.

                  6.4 No Adjustment for Dividends. Except as provided in Section
6.1 hereof, no adjustment in respect of any dividends or other payments or distributions made to Holders of securities issuable upon exercise of Rights shall be made during the term of a Right or upon the exercise of a Right.

                  6.5 Statement on Rights Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Rights or the Exercise Price, any Rights Certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Rights Certificate.

         SECTION 7. Fractional Interests. The Company may, but shall not be required to, issue fractional Rights Shares on the exercise of Rights. If more than one Right shall be presented for exercise in full at the same time by a Holder, the exercise thereof shall be computed on the basis of the aggregate number of Rights Shares purchasable on exercise of the Rights so presented. If any fraction of a Rights Share would be issuable on the exercise of any Right (or specified portion thereof), the Company may, in its sole discretion, issue such fraction of a Rights Share or pay to the Holder of the Right an amount in cash equal to the Current Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Right is presented for exercise, multiplied by such fraction (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time).

         SECTION 8. No Rights as Stockholders; Notices to Holder. Nothing contained in this Rights Certificate shall be construed as conferring upon the Holder or its Permitted Transferees the right to vote or to receive dividends (except as provided in Section 6 hereof) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Rights and prior to their exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend upon its shares of Common Stock (excluding ordinary cash dividends) or make any distribution to the holders of its shares of Common Stock;

                  (b) the Company shall authorize the granting to all holders of its shares of Common Stock of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase any shares of Common Stock or any of its securities;

                  (c) there shall be a reclassification of the Common Stock or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) there shall be any Common Stock Fundamental Change;

then in any one or more of said events, the Company shall give to the Holder by registered mail (return receipt requested) as promptly as possible but at least 15 days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer or Common Stock Fundamental Change is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or Common Stock Fundamental Change.

         SECTION 9. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Rights, the Company shall promptly notify the Holder of the name and address of such Transfer Agent.

         SECTION 10. Notices. Any notice, except as provided in Section 8 of this Rights Certificate, or demand authorized by this Rights Certificate to be given by the Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, or by overnight courier, to the Company, at 275 Broad Hollow Rd., Melville, NY 11747, telefax no.: (516) 844-1471, confirmation no. (516) 844-1000, Attention: Secretary. The Company may change the address or telefax numbers to which notices to it are to be transmitted, delivered or mailed hereunder by notice to the Holder.

                  Any notice pursuant to this Rights Certificate by the Company to the Holder shall be in writing and shall be delivered by first class mail, postage prepaid, or by facsimile transmission, by overnight courier, or otherwise delivered by hand, to the Holder at its address on the books of the Rights Register or at the telefax number specified in writing by the Holder to the Company.

                  Notices delivered personally shall be effective at the time delivered by hand, notices sent by mail shall be effective two days after mailing, notices sent by facsimile transmission shall be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

         SECTION 11. Supplements and Amendments. This Rights Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

         SECTION 12. Successors. All the covenants and provisions of this Rights Certificate by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

         SECTION 13. Merger or Consolidation of the Company. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Rights Certificate to be performed and observed by the Company.

         SECTION 14. Applicable Law. This Rights Certificate and the Rights evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

         SECTION 15. Benefits of this Rights Certificate. Nothing in this Rights Certificate shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Rights Certificate; and this Rights Certificate shall be for the sole and exclusive benefit of the Company and the Holder.

         SECTION 16. Captions. The captions of the Sections and paragraphs of this Rights Certificate have been inserted for convenience only and shall have no substantive effect.

                  IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be duly executed this____ day of [ ], 2000.


                                            NORTH FORK BANCORPORATION, INC.


                                            By:________________________________
                                                 Name:
                                                 Title:

                                  PURCHASE FORM

                     (To be executed upon exercise of Right)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Rights Certificate, to purchase _______ shares of Common Stock as provided for herein and upon confirmation from the Company that such shares of Common Stock shall be issued, agrees that it will tender in payment for such shares of Common Stock payment of the purchase price in full in the form of cash or a bank check payable to the order of North Fork Bancorporation, Inc. or a combination thereof in the amount of $_______, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________________ whose address is ___________________________ and that such certificate shall be delivered to ______________________ whose address is ___________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Rights Certificate representing the right to purchase the remaining balance of the shares of Common Stock be registered in the name of ________________________ whose address is ___________________________ and that such certificate shall be delivered to ______________________ whose address is
___________________________.


Dated:_______________________________

      _______________________________
      (Insert Employer Identification
       Number of holder)

                                            Signature _________________________

                                            Note:    Signature must conform in
                                                     all respects to name of
                                                     holder as specified on the
                                                     face of this Rights
                                                     Certificate in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatsoever,
                                                     unless this Rights
                                                     Certificate has been as
                                                     signed.

                                   ASSIGNMENT

                            (To be executed only upon
                      assignment of the Rights Certificate)

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ (Name and Address of Assignee, Must Be Printed or Typewritten) the within Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, Attorney, to transfer said Rights Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated: __________________



                                            -----------------------------------
                                            Signature of Registered Holder

                                            Note:    The above signature must
                                                     correspond with the name as
                                                     written on the face of this
                                                     Rights Certificate in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatever.

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [ ], 2000 made and entered into by North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), and Fleet Boston Corporation, a Rhode Island corporation ("Fleet Boston").

                  WHEREAS, the Company has entered into a stock purchase agreement (the "Purchase Agreement") with Fleet Boston pursuant to which, among other things, the Company has agreed to (i) issue and sell to Fleet Boston, and Fleet Boston has agreed to purchase, an aggregate of 250,000 shares of the Company's Non-Cumulative Convertible Perpetual Preferred Stock, Series B, par value $1.00 per share and liquidation value $1,000.00 per share (the "CP Shares") and (ii) issue to Fleet Boston stock purchase rights (the "Rights") to purchase 7,500,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company (such shares of Common Stock, the "Rights Shares");

                  WHEREAS, in connection with the issuance of the CP Shares and the Rights, the Company has agreed to register the CP Shares, the Rights, the Rights Shares and the NFB Conversion Shares (as hereinafter defined) upon the terms and conditions set forth below;

                  NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Certificate of Designations" shall mean the Certificate of Designations relating to the CP Shares, the form of which is attached as Exhibit A to the Purchase Agreement.

                  "Demand Party" shall mean any Holder or Holders; provided, that to be a Demand Party, a Holder or Holders must either individually or in the aggregate with all other Holders with whom or on whose behalf it is acting to demand registration own not less than 25% of the class of Registrable Securities in respect of which such demand for registration is being made.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "Holder" shall mean Fleet Boston and any Permitted Transferee which is or becomes the beneficial owner of Registrable Securities.

                  "NFB Conversion Shares" shall mean the shares of Common Stock, which are issuable from time to time upon conversion of the CP Shares in accordance with the Certificate of Designations.

                  "Permitted Transferee" shall mean any Affiliate (as defined in the Purchase Agreement) of any Holder.

                  "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

                  "Registrable Securities" shall mean any Rights, any shares of Stock, and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and, in the written opinion of counsel to the Company of recognized national standing, subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) they shall have ceased to be outstanding.

                  "Registrant" shall mean the Company.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E to the By-laws of the NASD, and of counsel to such qualified independent underwriter), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (viii) of Section 4 hereof and all rating agency fees, (v) the fees and disbursements of counsel for the Registrant and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and disbursements of counsel selected pursuant to Section 7 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities, and (viii) other reasonable out-of-pocket expenses of Holders (provided that such expenses shall not include expenses of counsel other than those provided for in clause
         (vi) above).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Stock" shall mean the CP Shares, the NFB Conversion Shares, and the Rights Shares.

                  2. Incidental Registrations.

                  (a) Right to Include Registrable Securities. If the Registrant at any time after the date hereof proposes to register any of its shares of common stock (which term shall not include convertible debt or convertible preferred stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, the Registrant will at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2. Upon the written request of any Holder receiving such notice made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Registrant will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities of the same class as are being registered and which the Registrant has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Registrant shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Registrant may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering of securities of the same class as the

Registrable Securities to be included in such registration, all Holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters selected by the Registrant on the same terms and conditions as apply to the Registrant with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration and shall have no liability with respect to any such withdrawal. No registration effected under this Section 2(a) shall relieve the Registrant of its obligation to effect any registration upon request under Section 3(a) except as provided in such Section 3(g).

                  (b) Expenses. The Registrant will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

                  (c) Priority in Incidental Registrations. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Registrant in writing that, in its opinion, the number and kind of securities requested to be included in such registration exceeds the number and kind which can be sold in such offering, so as to be likely to have a material adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Registrant (other than the Registrable Securities), then the Registrant will include in such registration securities all of the securities the Registrant proposes to sell ("Registrant Securities") plus such number and kind of Registrable Securities requested to be included in such registration by the selling Holder which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. The Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner). In the event the Registrant is faced with a conflict between its obligations under this Section 2 and pre-existing obligations to persons who are not Holders hereunder with respect to the priority of securities to be included in a registration pursuant to this Section 2, the Registrant shall at such time endeavor to arrange with the Holder or Holders and such other persons to fairly allocate the shares of such securities to be sold by it, such Holder or Holders and such other persons pursuant to such registration; provided, that, if a registration pursuant to this Section 2 is effected pursuant to the demand registration rights of a third party with whom the Company has a contractual obligation, the number and kinds of securities requested to be included by such third party shall first be included in such registration and the number and kind of securities requested to be included by the Holders, the Company and any other persons entitled to sell securities pursuant to such registration shall then be included on a pro rata basis.

                  3.  Registration on Request.

                  (a) Request by the Demand Party. At any time upon the written request of the Demand Party requesting that the Registrant effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities (such amount to equal at least 25% of the total number of Registrable Securities held by such Demand Party of the class in respect of which such demand for registration is being made) and specifying the amount and intended method of disposition thereof, the Registrant will promptly give written notice of such requested registration to all other Holders of Registrable Securities of the same class as the securities requested to be registered, and thereupon will, as expeditiously as possible, use all reasonable efforts to effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the Demand Party and if the Registrant is then eligible to use such registration) of:

                  (i) the Registrable Securities which the Registrant has been so requested to register by the Demand Party; and

                  (ii) all other Registrable Securities of the same class as the securities requested to be registered which the Registrant has been requested to register by any other Holder thereof by written request given to the Registrant within 15 days after the giving of such written notice by the Registrant (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, that notwithstanding anything to the contrary contained herein, the Registrant shall not be obligated to effect such registration under this Section 3(a) with respect to the Rights or the CP Shares until the date that is one year from the date of this Agreement; provided further that, if with respect to a registration under this Section 3(a), the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular annual audit conducted by the Registrant, the filing of the registration statement may be delayed until the completion of such regular audit (unless the Holders of the Registrable Securities to be registered agree to pay the expenses of the Registrant in connection with such an audit other than the regular audit).

                  (b) Expenses. The Registrant will pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to Section 3(a).

                  (c) Effective Registration Statement. A registration pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; provided, that, if within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the

SEC or other governmental agency or court, such registration will be deemed not to have been effected.

                  (d) Selection of Underwriters. If a registration pursuant to this Section 3 involves an underwritten offering, the Holders of a majority of the class of shares of Registrable Securities to be so registered which are held by Holders shall have the right to select the investment banker or bankers and managers to administer the offering.

                  (e) Priority in Requested Registrations. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Registrant in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Registrant which are not Registrable Securities ("Additional Securities")) exceeds the number which can be sold in such offering, the Registrant will include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration and (ii) second, such Additional Securities, if any, which, in the opinion of such managing underwriter, can also be sold in such offering. If the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). If the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Registrant may include in such registration the securities the Registrant proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

                  (f) No Inconsistent Agreements. The Registrant will not enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                  (g) Limitations on Demand. Notwithstanding anything in this
Section 3 to the contrary, (i) the Registrant will not be required to effect a registration of Registrable Securities pursuant to this Section 3 if it shall have delivered to the Demand Party a written opinion of counsel to the Registrant of recognized national standing to the effect that the disposition of Registrable Securities shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force,
(ii) in no event will the Registrant be required to effect more than two registrations pursuant to this Section 3 prior to the fifth anniversary of the date of original issuance of the CP Shares and no more than two registrations (the "Permitted Registrations") in any subsequent five-year period, provided that in the event the Holders request less than two registrations pursuant to this Section 3 in any five-year period described above, then such registrations may be requested in any subsequent five-year period in addition to the Permitted Registrations in such subsequent period, and (iii) in no event shall the

Registrant be required to effect more than one registration pursuant to this
Section 3 during any 12-month period or to effect any registration pursuant to this Section 3 within six months after the effective date of any registration statement under which any Holder registered Registrable Securities pursuant to
Section 2 of this Agreement. The Registrant shall not be obligated to effect a registration pursuant to this Section 3, or file any amendment or supplement thereto, and may suspend the sellers' rights to make sales pursuant to an effective registration statement pursuant to this Section 3, at any time when the Registrant, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The filing of a registration statement pursuant to this Section 3, or any amendment or supplement thereto, by the Registrant cannot be deferred, and the sellers' rights to make sales pursuant to an effective registration pursuant to this Section 3 cannot be suspended, pursuant to the provisions of the preceding sentence for more than fifteen days after the abandonment or consummation of any of the foregoing proposals or transactions or, in any event, for more than 90 days after the date of the Board's determination referenced in the preceding sentence, and the Registrant shall be entitled to only one such deferral or suspension in any 12 month period. If the Registrant suspends the sellers' right to make sales pursuant to this subparagraph, the applicable registration period shall be extended by the number of days of such suspension.

                  4. Registration Procedures. If and whenever the Registrant is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Registrant will, as expeditiously as possible:

                  (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to remain continuously effective for a period of not less than 180 days following the date on which such registration statement is declared effective, provided, however, that the Registrant shall have no obligation to maintain the effectiveness of such registration statement after the sale of all stock registered thereunder;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Registrant will furnish to counsel selected pursuant to Section 7 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (iii) furnish to each selling Holder of such Registrable Securities such numbers of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and any other prospectus filed under Rule 424 under the Securities Act), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

                  (iv) use all reasonable efforts to register or qualify such Registrable Securities covered by such registration under the blue sky laws of such jurisdictions as each selling Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Registrant shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) use all reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                  (vi) notify each selling Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4, of the Registrant's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (vii) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provision of
         Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (viii) use its best efforts to list such Registrable Securities on any securities exchange on which shares of the same class or series as the Registrable Securities are then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as Holders of a majority of shares of such Registrable Securities covered by the registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (x) obtain a "cold comfort" letter or letters from the Registrant's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holder or Holders of a majority of shares of such Registrable Securities covered by the registration statement shall reasonably request;

                  (xi) make available for inspection by any Holder of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Registrant, and cause all of the Registrant's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (xii) notify counsel (selected pursuant to Section 7 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualifica-tion of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                  (xiv) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (xv) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

                  (xvi) obtain for delivery to the underwriter or agent an opinion or opinions from counsel for the Registrant in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel; and

                  (xvii) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  The Registrant may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Registrant with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Registrant may from time to time reasonably request in writing and to enter into such agreements, including customary underwriting agreements, as may be reasonably necessary to effect the registration and sale of the Registrable Securities.

                  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Registrant of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4, and, if so directed by the Registrant, such Holder will deliver to the Registrant (at the Registrant's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Registrant shall give any such notice, the period mentioned in clause (ii) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this Section 4 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4.

                  5.  Indemnification.

                  (a) Indemnification by the Registrant. In the event of any registration of any securities of the Registrant under the Securities Act pursuant to Sections 2 or 3, the Registrant will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the Holder of any Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder, such affiliate or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Registrant will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Registrant shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information furnished to the Registrant in writing by such Holder or any representative of such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

                  (b) Indemnification by the Holders. The Registrant may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 herein, that the Registrant shall have received an undertaking reasonably satisfactory to it from the prospective selling Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Registrant with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information provided to the Registrant in writing by such selling Holder or underwriter or any of their respective representatives specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Registrant, or any of its respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such selling Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Notice of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 5, except to the extent the indemnifying party is actually prejudiced by such failure. In case any such action is brought against an indemnified party, unless in the written opinion of such indemnified party's counsel a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Registrant and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) Contribution. If for any reason the indemnification provided for in this Section 5 is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by this Section 5, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party an a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that in no event shall the liability of any Holder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Holder upon the sale of Registrable Securities giving rise to such indemnification and contribution obligation.

                  (f) Non-Exclusivity. The obligations of the parties under this
Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

                  6. Rule 144 and Rule 144A. If the Registrant shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Registrant covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Registrant is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Registrant will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  7.  Selection of Counsel.

                  In connection with any registration of Registrable Securities pursuant to Sections 2 and 3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration, voting by class, may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Registrant in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

                  8.  Miscellaneous.

                  (a) Holdback Agreement. If any registration shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, of any equity securities of the Registrant, or of any security convertible into or exchangeable or exercisable for any equity security of the Registrant (in each case, other than as part of such underwritten public offering), within 30 days before or 60 days (or such lesser period as the managing underwriters may permit or permit any other holders of Securities included in such registration) after the effective date of such registration (except as part of such registration), and the Registrant hereby also so agrees and agrees to request and make good faith efforts to persuade each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Registrant purchased from the Registrant (at any time other than in a public offering) to so agree.

                  (b) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding, voting by class; provided, however, that no amendment, waiver or consent to the departure from the terms and provisions of this Agreement that is adverse to Fleet Boston or any of its successors and assigns shall be effective as against any such Person for so long as such Person holds any Registrable Securities unless consented to in writing by such Person. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8(b), whether or not such Registrable Securities shall have been marked to indicate such consent.

                  (c) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein.

                  (d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

         (i)      if to the Company, to:

                  North Fork Bancorporation, Inc.
                  275 Broad Hollow Road
                  Melville, New York  11747
                  Attention: Chief Financial Officer

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention: William S. Rubenstein, Esq.

         (ii)     if to Fleet Boston, to:

                  Fleet Boston Corporation
                  One Federal Street
                  Boston, Massachusetts  02110
                  Attention: Chief Financial Officer

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006
                  Attention:  Robert L. Tortoriello, Esq.

         (iii) if to any other Holder of Registrable Securities, to the address of such other Holder as shown in the stock record book of the Registrant, or to such other address as any of the above shall have designated in writing to all of the other above.

                  All notices shall be effective when received.

                  (e) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  (f) Severability. If any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

                  (i) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties hereto shall be entitled to an injunction or injunctions, to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which such parties may be entitled at law or equity.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Registration Rights Agreement to be executed on its behalf as of the date first written above.


                                    NORTH FORK BANCORPORATION, INC.


                                    By: __________________________
                                        Name:
                                        Title:


                                    FLEET BOSTON CORPORATION


                                    By: __________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT D

                    BRANCH PURCHASE AND ASSUMPTION TERM SHEET

o     Annex 1:  Schedule of branches to be sold

o     Premium / Purchase Price

      -   Cash premium of 8% of deposits at closing

      -   Loans transferred at fair market value (rate and credit)

      -   ATMs transferred at book value

      -   Plug with cash or securities at fair market value

      -   CRA investments remain with transferor

      - Derivatives associated with specific assets or liabilities transferred at fair market value

      -   Fixed assets transferred at book value

      -   Property (includes leasehold improvements)

          -   Purchase at average of book value and fair market value

      - Transferee assumes contingent or contractual liabilities related to the deposits, loans, property and facilities transferred

o Definition of deposits and loans to be transferred to be based on overall relationships

      -   Relationships (majority of $ value of deposits & loans)

      -   Loans (CRE, C&I, consumer, mortgage) and collateral

      -   Best efforts to transfer IRA and Keogh deposits and safe deposit boxes

o     Indemnification

      -   Liability cap of 10% of premium

      -   Basket of 15% of cap

      -   Survival: 12 months

      - Indemnification to relate to (i) representations, warranties and covenants, and (ii) liabilities not assumed; indemnification not to relate to, property, facilities or operations of Dime prior to acquisition by transferor

o     Employment

      - Offers to current Dime employees employed at branches (same salary and participation in transferee benefit plans)

      -   Severance responsibility to transferee

      - No solicitation by transferor or transferee of employees at the other's Dime branches for one year

      - Transferor not to relocate or transfer employees from branches to be sold prior to closing

o     Lease consents

      -   Transferee must obtain (shared expense)

o     Expenses

      -   Each party pays its own expenses

o     MAC Clause

      -   None

o     Representations and Warranties

      -   Deposits (yes)

      -   Loans (yes)

      -   Facilities (no)

      -   Other customary representations (yes)

o     Transferee communication with employees, customers

      -   Same access as transferor

o     Closing

      - Transferee must close by later of (i) 120 days after close of transferor acquisition of Dime and (ii) receipt of regulatory approvals (and expiration of waiting period)

      - Transferee pays servicing fee from and after 120th day after transferor acquisition of Dime

      -   N.Y. State transfer taxes shared equally

o     Ordinary course operations covenant

o     Purchase price allocation to be mutually agreed

                                                                       EXHIBIT E

                               CONDITIONS TO OFFER

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Dime Common Stock which, together with the shares of Dime Common Stock beneficially owned by the Company for its own account, constitutes a majority of the shares of Dime Common Stock outstanding on a fully diluted basis;

         (2) the stockholders of Dime not having approved and adopted the Dime Merger Agreement in satisfaction of Section 251 of the DGCL;

         (3) the Company being satisfied, in its sole judgment, that the Dime Merger Agreement has been validly terminated, and Dime having entered into a definitive merger agreement with the Company to provide for the acquisition of Dime pursuant to the Offer and the Proposed Dime Merger;

         (4) approval of the issuance of shares of Common Stock pursuant to the Offer by the requisite vote of holders of Common Stock under applicable NYSE rules;

         (5) the Company being satisfied, in its sole judgment, that the Dime Stockholder Protection Rights Plan is inapplicable to the Offer and the Proposed Dime Merger;

         (6) the Company being satisfied, in its sole judgment, that the provisions of Section 203 of the DGCL are inapplicable to the Offer and the Proposed Dime Merger;

         (7) all regulatory approvals required to consummate the Offer and the Proposed Dime Merger having been obtained and remaining in full force and effect without the imposition of any condition or restriction that would be materially adverse to the Company and Dime on a combined basis, and all statutory waiting periods in respect thereof having expired;

         (8) the termination of the Stock Option Agreement, dated as of September 16, 1999 between Hudson and Dime and the surrender to Dime of the option issued by Dime to Hudson thereunder for an amount not to exceed $50 million in cash;

         (9) Dime not having entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing the Company's ability to acquire Dime or otherwise diminishing the expected economic value to the Company of the acquisition of Dime;

         (10) the shares of Common Stock which shall be issued to Dime stockholders in the Offer and the Proposed Dime Merger have been authorized for listing on the NYSE, subject to official notice of issuance;

         (11) the registration statement covering the shares to be issued in the Offer shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC, and the Company shall have received all necessary state securities law or "blue sky" authorizations;

         (12) no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offer or any of the other transactions contemplated by the prospectus relating to the Offer shall be in effect; no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Offer or the Proposed Dime Merger;

         (13) there shall not be pending any suit, action or proceeding by any Governmental Entity (a) challenging the Offer, seeking to restrain or prohibit the consummation of the Offer or seeking to obtain from Dime or the Company any damages that are material in relation to

                  Dime and its subsidiaries taken as a whole, (b) seeking to prohibit or limit the ownership or operation by Dime or the Company or any of the Company's subsidiaries of any material portion of the business or assets of Dime or the Company or any of the Company's subsidiaries or to compel Dime or the Company or any of the Company's subsid iaries, to dispose of or hold separate any material portion of the business or assets of Dime or the Company or any of the Company's subsidiaries, as a result of the Offer, (c) seeking to prohibit the Company from effectively controlling in any material respect the business or operations of Dime or (d) which otherwise is reasonably likely to have a material adverse effect on the Company or Dime;

         (14) the representations and warranties of Dime in the Dime Merger Agreement shall be true and correct (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) as of the date of the prospectus relating to the Offer and as of the expiration date of the Offer as though made on and as of the date of such prospectus and such expiration date except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Dime.










                                       3